UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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JMP Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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600 Montgomery Street, Suite 1100

San Francisco, CA 94111

May 2, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of JMP Group Inc. (the “Company”), which will be held on Monday, June 6, 2011, at 11:00 a.m. Pacific time. The Annual Meeting will take place at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111. At the Annual Meeting, we will:

1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Hold an advisory, nonbinding vote on the frequency of holding an advisory vote on executive compensation.

4.	Approve the JMP Group Inc. 2007 Equity Incentive Plan, as amended and restated (the “Equity Incentive Plan”).

5.	Approve the JMP Group Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”).

6.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

7.	Conduct any other business that properly comes before the meeting and any postponements or adjournments of the meeting.

All holders of record of common stock of JMP Group Inc. at the close of business on Tuesday, April 19, 2011 will be entitled to vote at our Annual Meeting.

Your vote is very important to us and your shares should be represented and voted, whether or not you plan to personally attend the Annual Meeting. To ensure that your vote is counted at the meeting, please mark, sign, date and return the enclosed proxy card in the envelope provided or vote via the Internet as promptly as possible. Stockholders attending the Annual Meeting may vote in person even if they have previously returned proxy cards or voted via the Internet. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy from such broker, bank or other nominee.

Sincerely,

Joseph A. Jolson

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Monday, June 6, 2011: The Proxy Statement, the Form of Proxy Card, and the 2010 Annual Report to Stockholders are available at http://investor.jmpg.com/annual-proxy.cfm.

JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

Time & Date:	11:00 a.m. Pacific time on Monday, June 6, 2011

Location:	600 Montgomery Street, Suite 1100, San Francisco, CA 94111

Items of Business:	1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Hold an advisory, nonbinding vote on the frequency of holding an advisory vote on executive compensation.

4.	Approve the Equity Incentive Plan.

5.	Approve the Senior Executive Bonus Plan.

6.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

7.	Conduct any other business that properly comes before the meeting and any postponements or adjournments of the meeting.

Who Can Vote:	Stockholders at the close of business on Tuesday, April 19, 2011, the date which has been fixed by the Board of Directors of the Company as the record date.

How You Can Vote:	You may vote in one of three ways: (1) by ballot in person at the Annual Meeting; (2) your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope; or (3) via the Internet by visiting www.proxyvote.com and following the instructions for voting.

Who May Attend:	Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. Photo identification will be required (a driver’s license or passport is preferred). If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement confirming that you were the beneficial owner of those shares at the close of business on April 19, 2011. If you do not have proof that you own shares, you will not be admitted to the Annual Meeting.

Inspection of List of Stockholders of Record:	A list of the stockholders of record as of April 19, 2011 will be available for inspection during ordinary business hours at the office of our Chief Legal Officer and Secretary, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, from May 26, 2011 to June 5, 2011, as well as at the Annual Meeting.

Additional Information:	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying Proxy Statement.

By Order of the Board of Directors,

Janet L. Tarkoff

Chief Legal Officer and Secretary

May 2, 2011

JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JUNE 6, 2011

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors of JMP Group Inc., a Delaware corporation (which we refer to as “JMP,” the “Company,” “we,” “our” or “us” and which includes, as applicable, our predecessor limited liability company), to be used at our 2011 annual meeting of stockholders (the “Annual Meeting”) to be held on Monday, June 6, 2011, at 11:00 a.m. Pacific time at our principal executive offices, the address of which is featured above, and at any adjournments or postponements thereof.

The approximate date on which a copy of our 2010 Annual Report, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders is May 2, 2011.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

You are invited to attend the Annual Meeting to consider and vote on the following proposals:

1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Hold an advisory, nonbinding vote on the frequency of holding an advisory vote on executive compensation.

4	Approve the Equity Incentive Plan.

5.	Approve the Senior Executive Bonus Plan.

6.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

7.	Conduct any other business that properly comes before the meeting and any postponements or adjournments of the meeting.

Who is entitled to vote at the Annual Meeting?

The close of business on Tuesday, April 19, 2011 has been fixed by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as the record date for determining the holders of shares of our common stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting, and the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote will constitute a quorum at the Annual Meeting. We do not have cumulative voting, and there are no appraisal or dissenters’ rights associated with any of the matters we have scheduled for a vote at the Annual Meeting. Withheld votes, abstentions and “broker non-votes” are treated as present for quorum purposes.

At the close of business on the record date, there were 22,083,967 shares of our common stock outstanding held by 192 stockholders of record. Those shares represented by the proxies received, properly marked, dated, executed and not revoked will be considered present at the Annual Meeting.

How do I vote?

You may vote by ballot in person at the Annual Meeting. If you are a “street name” stockholder, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares of record, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting. Alternatively, you may vote by using any of the following methods:

•

By the Internet—You may vote by proxy via the Internet by visiting www.proxyvote.com and following the instructions on the webpage. You may use the Internet to vote at any time until 11:59 P.M. Eastern Time, on June 5, 2011.

•

By Mail—You may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. If you are a stockholder of record, and the postage-paid envelope is missing, please mail your completed proxy card to JMP Group Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	Proposal 1—FOR the election of each of the nine (9) director nominees.

•	Proposal 2—FOR the approval, on an advisory basis, of the compensation for our named executive officers.

•	Proposal 3—FOR the selection, on an advisory basis, of an annual vote on executive compensation.

•	Proposal 4—FOR the Equity Incentive Plan.

•	Proposal 5—FOR the Senior Executive Bonus Plan.

•	Proposal 6—FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

What if I do not specify how my shares are to be voted?

For shares directly registered in the name of the stockholder, if a properly executed proxy is provided, but no instruction is given with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR ALL” the nominees named in this Proxy Statement and “FOR” Proposals 2, 4, 5 and 6, as applicable, and for an annual vote on executive compensation, as set forth in Proposal 3.

At present we do not expect any other matter to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

For shares registered in the name of a broker, bank, or other nominee, with respect to shares for which voting instructions are not provided that are registered in the name of organizations that are not governed by

New York Stock Exchange (“NYSE”) Rule 452, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. With respect to shares registered in the name of brokerage firms that are governed by NYSE Rule 452, if you do not furnish voting instructions to such brokerage firms, one of two things can happen depending upon whether or not a proposal is “routine.” Under NYSE Rule 452, brokerage firms have discretion to cast votes on “routine” matters, such as the ratification of the appointment of independent registered public accounting firms, without receiving voting instructions from their clients. Brokerage firms are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of holding an advisory vote on executive compensation, the approval of the amended and restated JMP Group 2007 Equity Incentive Plan and Senior Executive Bonus Plan, without such voting instructions.

How can I attend the Annual Meeting in person?

All stockholders must bring an acceptable form of identification, such as a driver’s license or a passport, in order to attend our Annual Meeting in person.

If your shares are held beneficially in “street name” and you plan to attend the Annual Meeting, you will need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock at the close of business on April 19, 2011 to be admitted to the Annual Meeting.

Please note: No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, the American Stock Transfer & Trust Co., you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting, this Proxy Statement and our 2010 Annual Report have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting, this Proxy Statement and our 2010 Annual Report have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Can I change my vote after I submit my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date; or

•	giving written notice of revocation to our Secretary prior to or at the Annual Meeting; or

•	attending and voting at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking your properly executed proxy unless you follow one of the revocation procedures referenced above. Any written notice revoking a proxy should be sent to our Secretary at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 and must be received before voting is closed at the Annual Meeting.

What are “broker non-votes”?

“Broker non-votes” occur when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular matter because it does not have discretionary authority to vote and it has not received voting instructions from the beneficial owner. Under the rules of the NYSE, brokers that have not received voting instructions from their customers may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of our independent registered public accounting firm because this is a “routine” matter under NYSE Rule 452. Brokers that have not received voting instructions from their customers may not vote their customers’ shares in the brokers’ discretion on the proposals regarding: (i) the election of directors; (ii) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers; (iii) the advisory, non-binding recommendation as to the frequency with which stockholders will vote on executive compensation; (iv) the amendment to our 2007 Equity Incentive Plan; and (v) the amendment to our Senior Executive Bonus Plan, because these proposals are “non-routine” matters under NYSE Rule 452. Organizations that are not governed by NYSE Rule 452 do not have discretionary voting power and may not vote their clients’ shares on any proposals set forth in the accompanying notice of Annual Meeting or any other matters that may be brought before the Annual Meeting without voting instructions from their clients.

How many votes are required to approve the proposals?

The required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the nine director nominees receiving the greatest number of “FOR” votes will be elected to the Board of Directors. You may vote “FOR ALL”, “WITHHOLD ALL”, or “FOR ALL EXCEPT” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes and withheld votes are not counted for purposes of the election of directors and therefore will have no effect on this proposal.

•

Proposal 2— the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting is required for the advisory vote on the compensation of our named executive officers. You may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to approval of the compensation of our named executive officers. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 2 and therefore will have the same effect as a vote against Proposal 2. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

•

Proposal 3—a plurality of the votes cast is required for our stockholders to recommend, on an advisory basis, a preferred frequency of advisory votes on executive compensation. You may vote for a “1 YEAR”, “2 YEAR”, or “3 YEAR” frequency for such advisory votes on executive compensation, or “ABSTAIN” with respect to such advisory vote on the frequency of advisory votes on executive compensation. Abstentions, while included for purposes of obtaining a quorum, will not be counted as votes cast and will have no effect on the outcome of the vote on this proposal. Broker non-votes, if any will be disregarded and will have no effect on outcome of such vote.

•

Proposal 4— the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting is required for approval of the Equity Incentive Plan. You may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to approval of the Equity Incentive Plan. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 4 and therefore will have the same effect as a vote against Proposal 4. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

•	Proposal 5— the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting is required for approval of the Senior Executive Bonus Plan. You may vote

“FOR”, “AGAINST”, or “ABSTAIN” with respect to approval of the Senior Executive Bonus Plan. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 5 and therefore will have the same effect as a vote against Proposal 5. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

•

Proposal 6—the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required for the ratification of the appointment of our independent registered public accounting firm for fiscal year 2011. You may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to the ratification of the appointment of our independent registered public accounting firm. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 6 and therefore will have the same effect as a vote against Proposal 6. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Who will count the votes?

We have retained Broadridge Financial Solutions to receive and tabulate the votes in connection with our Annual Meeting. Our Chief Legal Officer will utilize such tabulations and serve as our election inspector who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

What is a quorum, and how is it determined?

For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who pays for the cost of this proxy solicitation?

This proxy solicitation by our Board of Directors will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, by facsimile or by electronic or other means of communication through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Where can I find more information?

A copy of our 2010 Annual Report is enclosed with this Proxy Statement and is available on the Internet at http://investor.jmpg.com/annual-proxy.cfm. In addition, we are required to file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

In addition, we maintain a public website at http://www.jmpg.com and make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports

on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for our Board of Directors’ Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as well as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics governing our directors, officers and employees and other related materials. The information on our website is not part of this Proxy Statement.

If you have any further questions about voting your shares or attending the Annual Meeting, please contact Andrew Palmer, Director of Investor Relations at 415-835-8978 and apalmer@jmpg.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of the Board

Our Board of Directors presently consists of nine members: Joseph A. Jolson, our Chief Executive Officer and Chairman of our Board of Directors, Craig R. Johnson, Vice Chairman, Mark L. Lehmann, Carter D. Mack, Glenn H. Tongue, Kenneth M. Karmin, H. Mark Lunenburg, David M. DiPietro and Jonathan M. Orszag. All of our directors are elected annually for a term expiring at the annual meeting of stockholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. If any director listed in this proxy does not stand for re-election, his successor or replacement will stand for re-election at our next annual meeting of stockholders in 2012.

Leadership Structure of the Board

Mr. Jolson has served in the combined roles of Chairman and Chief Executive Officer since 2004. One of our outside directors, Mr. Karmin, has been appointed as Lead Director (and Presiding Director for purposes of NYSE rules) with responsibilities as set forth in the Company’s Corporate Governance Guidelines. These duties include, as appropriate, chairing executive sessions of the Board, serving as the principal liaison between the Chairman and the independent directors, approving information sent to the Board, approving meeting agendas and schedules for the Board, and ensuring that he or she is available for consultation and direct communication with stockholders, if requested. The Lead Director also has the authority to call meetings of the independent directors.

We believe that Mr. Jolson’s dual roles as Chairman and Chief Executive Officer are in the best interest of the Company and its stockholders as such structure creates unified leadership and a cohesive strategic vision for the Company. As a founder, and with his long history in the industries in which we operate and deep involvement in the operations of the Company, we believe Mr. Jolson is uniquely positioned to identify and recommend to the Board strategic initiatives in light of company culture and opportunities. We believe the oversight provided by the Company’s outside directors, the Board committees and the coordinated efforts between management and the independent directors help balance growth and risk management and the development of the Company’s strategic plans and operations.

Independence of Non-Employee Directors

Each of our Board of Directors and Corporate Governance and Nominating Committee has analyzed the independence of each nominee for the Board of Directors and has determined that each of Messrs. Tongue, Karmin, Lunenburg, DiPietro and Orszag and former directors Edward J. Sebastian and Harris S. Barton is or was “independent,” as defined in Section 303A of the NYSE Listed Company Manual and within the meaning of our director independence standards (detailed below). In addition, each of our Board of Directors and its Corporate Governance and Nominating Committee has determined that each member of the Audit Committee is “independent” under the SEC’s audit committee independence standards and that each member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

To be considered “independent,” a director must be determined by resolution of our Board of Directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, our Board of Directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.	a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

3.	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

4.	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

5.	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include charitable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.	any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board of Directors. We would disclose in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

In addition to the categorical standards discussed above, our Corporate Governance and Nominating Committee and the Board of Directors have considered certain applicable relationships between each independent director and us, and in particular the following types of relationships: (i) brokerage, investment banking and investment management relationships between us and any independent director, their family members and entities with which any of them are affiliated or in which any of them are significantly invested, (ii) relationships between us and any third-party vendor that is affiliated with any independent director or any of their family members or in which any of them are significantly invested and (iii) relationships with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

In making its independence determination regarding Messrs. Karmin, Tongue, Lunenburg, DiPietro and Orszag, the Board of Directors considered certain transactions, relationships and arrangements, including, among other things, Mr. Karmin’s investment in certain investment funds managed by an affiliate of the Company for which he paid such affiliate the standard fees totaling approximately $71,000. The transactions, relationships and arrangements were considered to be within the applicable categorical independence standards discussed above. Mr. Barton, Mr. Sebastian and entities associated with Mssrs. Tongue and Lunenburg maintain securities brokerage accounts with the Company’s subsidiary JMP Securities LLC, for which trading commissions of $700, $0, $0 and $5,200, respectively, were paid to JMP Securities by such accounts during 2010.

Selection of Directors

Stockholder Recommendations and Nominations for Membership on our Board of Directors

The policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for membership on the Board of Directors and should be addressed to:

JMP Group Inc.

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Attn: Janet L. Tarkoff, Chief Legal Officer and Secretary

In addition to stockholder recommendations of candidates for membership on the Board of Directors, a stockholder may nominate an individual for election to our Board of Directors in the manner set forth in, and in accordance with the provisions of, our Amended and Restated Bylaws (“Bylaws”). Under Section 2.10 of our Bylaws, as a general matter in order for a nomination to be properly brought before the annual meeting of our stockholders to be held in 2012, notice of a nomination must be delivered to our Corporate Secretary not less than 90 days nor more than 120 days prior to (i) the first anniversary of the date on which we first mail our proxy materials for the Annual Meeting, or, (ii) if the date of the annual meeting of our stockholders to be held in 2012 is changed more than 30 days from the first anniversary date of the Annual Meeting, the date on which we first mail our proxy materials for annual meeting of our stockholders to be held in 2012. Accordingly, assuming that the annual meeting of our stockholders to be held in 2012 occurs within 30 days before or after the first anniversary date of the Annual Meeting, any such notice of a nomination given by or on behalf of a stockholder pursuant to Section 2.10 of our Bylaws must be received no earlier than January 2, 2012 and no later than February 1, 2012.

In any notice of nomination, the nominating stockholder must include a statement in writing setting forth the following:

(i) as to each person the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person or persons to be nominated;

•	the principal occupation or employment of such person or persons;

•	the class and number of all shares of each class of our capital stock owned beneficially and of record by the nominee;

•	the nominee’s signed consent to serve as a director if elected; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act; and

(ii) as to the stockholder giving the notice, the name and record address of the stockholder, the class and number of all shares of each class of our capital stock owned beneficially and of record by the stockholder, and, if the nominating stockholder’s shares are held beneficially in a stock brokerage account or in the name of a bank or other holder of record, evidence establishing such stockholder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. A copy of our Bylaws is included as an exhibit to our Quarterly Report on Form 10-Q, filed with the SEC on June 21, 2007. See “Where can I find more information?” above.

Director Qualifications

Our Corporate Governance Guidelines contain membership criteria that apply to nominees for election to our Board of Directors. Under these criteria, members of our Board of Directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with our industry. In addition to having one or more of these core competencies, members of our Board of Directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Further, the Corporate Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, and ethnicity. As indicated above, diversity is one factor among many that the Board considers when evaluating director candidates. The Corporate Governance and Nominating Committee monitors its assessment of diversity as part of its annual self-evaluation process. The Corporate Governance and Nominating Committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for reelection. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. The screening process for new nominees includes conducting a background investigation and an independence determination.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Our Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of our Board of Directors, including, but not limited to, the size of our Board of Directors and the diversity, age, skills and experience of individual members in the context of the needs of our Board of Directors. In addition, our Corporate Governance and Nominating Committee also has the duty of identifying individuals qualified to become members of the Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year. Our Corporate Governance and Nominating Committee may review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

As described above, our Corporate Governance and Nominating Committee will consider properly submitted stockholder recommendations of candidates for our Board of Directors. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our Corporate Governance and Nominating Committee. Stockholder recommendations that comply with our procedures will receive the same consideration that our Corporate Governance and Nominating Committee nominees receive.

Nominees for Election as Directors

At the Annual Meeting, our stockholders will be asked to elect our nine director nominees set forth below.

All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended for re-election to the Board of Directors by our Corporate Governance and Nominating Committee and approved and nominated for re-election by the Board of Directors. Set forth below is information as of March 31, 2011 regarding the nominees, which has been confirmed by each of them and approved for inclusion in this Proxy Statement.

Joseph A. Jolson, age 52, co-founded the Company in 1999, and is our Chief Executive Officer, the Chairman of the Board of Directors, and a member of our Executive Committee. Mr. Jolson has served as our CEO since September 1999 and as Chairman of our Board of Directors since August 2004. Mr. Jolson is also the Chief Executive Officer of Harvest Capital Strategies (formerly, JMP Asset Management) and JMP Capital and is a Portfolio Manager of Harvest Opportunity Partners II, L.P. and its related funds, one of our family of hedge funds and has served in such positions since 1999, 2007 and 2002, respectively. Previously, Mr. Jolson was a Senior Managing Director and Senior Research Analyst at Montgomery Securities, now Banc of America Securities, for 15 years. Prior to that, he was a Consulting Research Analyst at Fidelity Management and Research in Boston in 1983 and 1984 and at Donaldson, Lufkin & Jenrette in New York from 1980 through 1982. Mr. Jolson was named to Institutional Investor magazine’s All-America Research Team for 10 consecutive years, between 1986 and 1995, for his coverage of the savings and loan industry and was also selected as an All-Star Analyst by the Wall Street Journal in the financial services category in 1996 and 1997. Additionally, he was ranked as a top-five thrift analyst every year from 1985 through 1994 by Greenwich Associates. Mr. Jolson received a MBA degree with distinction from The Wharton School at the University of Pennsylvania and a BA degree from Yale University. The Board believes that Mr. Jolson should serve as a director due to, among other factors, his status as a founder of the Company, his experience in the industries in which we operate and his successful management of the operations and the strategic directives of the Company since inception.

Craig R. Johnson, age 56, joined us in January 2002 and is Vice Chairman of the Company, Chairman of Harvest Capital Strategies, and a member of our Executive Committee. Mr. Johnson has served as a member of our Board of Directors since August 2004 and as Vice Chairman of the Company since January 2011 and as Chairman of Harvest Capital Strategies since such time. Mr. Johnson previously served as President of the Company, from January 2007 to January 2011 and President of JMP Securities, from January 2002 until January 2007. Mr. Johnson was a founding member of Saw Island Asset Advisors, LLC, an alternative investment firm specializing in hedge fund investments, which was acquired by JMP Asset Management in January 2003. Prior to founding Saw Island Asset Advisors, Mr. Johnson spent 20 years, from 1980 through 2000, at Montgomery Securities, now Banc of America Securities, most recently as director of global institutional sales and a member of the firm’s Executive Committee. Mr. Johnson serves on the Board of Directors of Corticon Technology, a rules-based enterprise software platform for decision management. Mr. Johnson received a BA degree from Stanford University. The Board believes Mr. Johnson should serve as a director due to his experience in the institutional brokerage and investment banking industries and with funds of funds.

Mark L. Lehmann, age 46, joined us in October 2003 as President of JMP Securities and a member of our Executive Committee. Mr. Lehmann has served as a member of our Board of Directors since August 2004. Mr. Lehmann previously served as Director of Equities and Co-President of JMP Securities, from February 2007 to January 2011. Previously, Mr. Lehmann was a Managing Director at U.S. Bancorp Piper Jaffray, where he initiated and managed the firm’s middle-market sales effort. He previously served as both the Global Director of Institutional Sales and the Global Director of Equity Research at Banc of America Securities after serving as an institutional salesperson at the firm and its predecessor, Montgomery Securities, for 10 years. Mr. Lehmann was also a founding partner of Baypoint Trading, a provider of trading execution services to investment managers. Mr. Lehmann received a JD degree from the New York University School of Law and a BA degree from the University of Illinois. He is a certified public accountant. The Board believes Mr. Lehmann should serve as a director due to his experience in the institutional brokerage and research industries.

Carter D. Mack, age 48, co-founded the Company in 1999, is President of the Company and a member of our Executive Committee. Mr. Mack has served as a member of our Board of Directors since August 2004 and as our President since January 2011. Mr. Mack previously served as Director of Investment Banking and Co-President of JMP Securities from February 2007 to January 2011. Prior to co-founding the Company, Mr. Mack was a Managing Director in the financial services group at Montgomery Securities, now Banc of America Securities, for three years, where he focused on corporate finance and mergers and acquisitions for finance companies, depository institutions and other financial intermediaries. Mr. Mack also spent five years working with financial institutions in the investment banking group at Merrill Lynch, two years in corporate finance at Security Pacific Corp. and three years in strategic planning at Union Bank of California. Mr. Mack received a MBA degree from the UCLA Anderson School of Management and a BA degree from the University of California, Berkeley. The Board believes Mr. Mack should serve as a director due to his status as a founder of the Company and his experience in investment banking, particularly in financial services.

Glenn H. Tongue, age 51, has served as a member of our Board of Directors since August 2007. Mr. Tongue has been a General Partner and Co-Manager of T2 Partners Management since April 2004 and is the co-manager of three private investment partnerships: the Tilson Growth Fund, the Tilson Offshore Fund and the T2 Qualified Fund. Prior to joining T2 Partners, Mr. Tongue spent 17 years working on Wall Street, most recently as an investment banker at UBS, where he was a Managing Director. Previously, Mr. Tongue served as President of DLJdirect, a publicly traded online brokerage firm that was spun out of the investment bank Donaldson, Lufkin & Jenrette in 1999. Mr. Tongue oversaw both DLJdirect’s initial public offering and its eventual sale. Additionally, Mr. Tongue was a Managing Director for 10 years in the investment banking group at Donaldson, Lufkin & Jenrette. Mr. Tongue received a MBA degree with distinction from The Wharton School at the University of Pennsylvania and received a BS degree in Electrical Engineering and Computer Science from Princeton University. The Board believes Mr. Tongue should serve as a director due to his experience in investment banking and investment management.

Kenneth M. Karmin, age 50, has served on the Board of Directors since May 2008. Mr. Karmin is a principal of High Street Holdings, a diversified investment company, and Chief Executive Officer of Ortho Mattress Inc. From 1993 to 1998, Mr. Karmin served as a managing director at Credit Agricole Futures, SNC in London. Mr. Karmin was also Managing Director of the financial futures and options department in the London offices of Rodman & Renshaw, Inc. prior to the acquisition of the firm’s U.K. branch by Credit Agricole. Mr. Karmin previously worked at Drexel Burnham Lambert Inc. in its institutional financial futures division. Mr. Karmin received an AB degree in Economics from Washington University in St. Louis. The Board believes Mr. Karmin should serve as a director due to his experience in domestic and international investment banking and diversified investment strategies.

H. Mark Lunenburg, age 51, has served on the Board of Directors since March 2009. Mr. Lunenburg is President and Managing Member of Talon Capital, LLC. Talon Capital, LLC is an institutional money management firm founded in 2002 focusing on absolute return strategies. Mr. Lunenburg began his investment career at Kemper Corp. in 1982 as a Financial Analyst in the office of the President. Mr. Lunenburg joined Kemper Financial Services in 1984, holding various investment research positions. There, he was recognized in Institutional Investor’s “Best of the Buy Side” analyst listing. Mr. Lunenburg joined the Bass Brothers’ investment operations in 1987, concentrating in stock research and high-yield credit analysis. From 1990 through April of 2001, Mr. Lunenburg managed funds for Ballentine Capital Management, Inc. in Avon, Connecticut. He is currently Vice Chairman of the Board of Connecticut Children’s Medical Center and is an honorary Governor of the Hill-Stead Museum. Mr. Lunenburg graduated from San Diego State University in 1981 with a BS degree in Business Administration and is a Chartered Financial Analyst. The Board believes Mr. Lunenburg should serve as a director due to his experience in investment management and hedge funds.

David M. DiPietro, age 51, has served on the Board of Directors since December 2010. Mr. DiPietro was formerly President of Signal Hill Capital Group LLC, a boutique investment bank headquartered in Baltimore, Maryland, where he initiated and oversaw the firm’s institutional equities business as well as its venture capital and private equity coverage initiatives. From 1999 through 2003, Mr. DiPietro was Vice Chairman of the board of directors of Deutsche Bank Securities and a member of the firm’s global operating committees for equities and private wealth management, first serving as head of North American equities and later as head of the private client division. From 1992 through 1999, he managed the equity capital markets division at Bankers Trust Company, which was acquired by Deutsche Bank in 1999, and at Alex Brown Incorporated, which was acquired by Bankers Trust Company in 1997. Mr. DiPietro previously held an equity capital markets role at Merrill Lynch and a research position at the Federal Reserve Bank of Philadelphia. Mr. DiPietro received a MBA degree from the Amos Tuck School of Business at Dartmouth College and a BA degree from Haverford College. The Board believes Mr. DiPietro should serve as a director due to his experience in the investment banking and brokerage industries.

Jonathan M. Orszag, age 37, has served on the Board of Directors since March 2011. Since January 2006, Mr. Orszag has been a senior managing director and member of the executive committee of Compass Lexecon, LLC, an economic consulting firm. In such capacity, Mr. Orszag has conducted economic and financial analysis on a wide range of complex issues in antitrust, regulatory, policy and litigation matters for corporations and public-sector entities in a variety of markets, such as the technology, telecommunications, financial services, media and sports industries. Prior to entering the private sector, Mr. Orszag served as the Assistant to the U.S. Secretary of Commerce and Director of the Office of Policy and Strategic Planning from March 1999 through March 2000. In this capacity, he was chief policy adviser to the Secretary of Commerce and was responsible for coordinating the development and implementation of policy initiatives, from telecommunications issues to international trade issues. Previously, from August 1997 through March 1999, Mr. Orszag served as an economic policy advisor on President Clinton’s National Economic Council. He is currently a senior fellow at the Center for American Progress and a fellow at the University of Southern California’s Center for Communication, Law & Policy. He received a M.Sc. from Oxford University, which he attended as a Marshall Scholar, and graduated summa cum laude in economics from Princeton University. The Board believes Mr. Orszag should serve as a director due to his experience in economic and political policy matters.

There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

Required Vote and Directors’ Recommendation

You may vote “FOR ALL”, “WITHHOLD ALL”, or “FOR ALL EXCEPT” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “FOR” the election of directors by shares present in person or represented by proxy at the Annual Meeting; accordingly, the nine nominees receiving the highest number of votes “FOR” will be elected. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF MESSRS. JOLSON, JOHNSON, LEHMANN, MACK, TONGUE, KARMIN, LUNENBURG, DIPIETRO AND ORSZAG TO THE BOARD OF DIRECTORS.

The Board of Directors and Its Committees

Our Board of Directors held 8 meetings during 2010. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2010. We encourage our directors to attend our annual meetings of stockholders and in 2010, four of our directors so attended. Information about how to communicate with our Board of Directors or any member or committee of the Board of Directors is set forth herein under “Communicating with the Board of Directors, the Lead Director or with the Non-Management Members as a Group.”

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has separately designated a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, and from time to time may establish other committees to facilitate the management of our business. Our Board of Directors has adopted a written charter for each of these committees, each of which is available in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com. Our Board of Directors has also established an Executive Committee to which it has delegated broad responsibility over day-to-day management and operations of the Company and its operating subsidiaries.

Audit Committee. Our Audit Committee was comprised of three independent directors, Messrs. Karmin, Tongue and Lunenburg. Mr. Karmin is the Chairman of the Audit Committee. The functions of our Audit Committee include reviewing and supervising our financial controls, appointing our independent registered public accounting firm, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking such further actions as our Audit Committee deems necessary to complete an audit of our books and accounts. Each of the members of our Audit Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Mr. Karmin is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

During 2010, our Audit Committee met 12 times and acted by written consent 2 times.

Compensation Committee. Our Compensation Committee was comprised of three independent directors, Messrs. Lunenburg, Tongue and Karmin. Mr. Lunenburg is the Chairman of our Compensation Committee. Each of the members of our Compensation Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual. In addition, our Board of Directors has determined that each independent member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Code. Our Compensation Committee is responsible for reviewing and, as it deems appropriate, recommending to our Board of Directors policies, practices and procedures relating to the compensation of our executive officers and the establishment and administration of employee benefit plans. A further description of the process for the consideration and determination of the compensation of our executive officers, including the role of executives and compensation consultants in that process, is included in our “Compensation Discussion and Analysis.” Our Compensation Committee also advises and consults with our executive officers as may be requested regarding managerial personnel policies.

The Compensation Committee has engaged Hay Group, Inc., a compensation consulting firm specializing in the financial services industry, from time to time, upon request by Mr. Lunenburg to advise on matters relating to the compensation of the Chief Executive Officer and other executive officers and to consult on executive and director compensation practices.

During 2010, our Compensation Committee met 6 times and acted by written consent 1 time.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee during 2010 was or had previously been an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee (or body performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee was comprised of three independent directors, Messrs. Tongue, Karmin and, until July 2010,

Mr. Sebastian, and after December 2010, Mr. DiPietro, in compliance with the applicable rules of the NYSE. Since July 2010, when he succeeded Mr. Sebastian, Mr. Tongue has been the Chairman of the Corporate Governance and Nominating Committee. Each of the members of our Corporate Governance and Nominating Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual. The Corporate Governance and Nominating Committee’s functions include assisting the Board of Directors in identifying qualified individuals to become members of the Board of Directors, determining the composition and compensation of the Board of Directors and its committees, conducting annual reviews of each director’s independence and making recommendations to the Board of Directors based on its findings, recommending to the Board of Directors the director nominees for the annual meeting of stockholders, establishing and monitoring a process of assessing the Board of Directors’ effectiveness, and overseeing compliance with our Corporate Governance Guidelines. Our Corporate Governance Guidelines are available in the “Investor Relations—Corporate Governance” section of our website.

During 2010, our Corporate Governance and Nominating Committee met 5 times.

Executive Sessions. The independent directors met four times during 2010 in Executive Sessions, without the Chairman and CEO or any other member of management present, at which Mr. Karmin, who has been appointed Lead Director, presided over the sessions.

Executive Committee. Our Executive Committee was comprised of Messrs. Jolson, Johnson, Lehmann, and Mack. The Executive Committee exercises the authority of our Board of Directors between meetings of the full Board of Directors (other than such authority as is reserved to the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, or the full Board of Directors, respectively). The Board of Directors has delegated to the Executive Committee broad authority over the day-to-day management and operations of the Company and its affiliates.

The Role of the Board of Directors in the Oversight of Risk

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by staying informed as to the Company’s material risks and evaluating whether management has reasonable controls in place to address these material risks; the Board is not responsible, however, for defining or managing the Company’s various risks.

The Audit Committee of the Board of Directors is primarily responsible for monitoring management’s responsibility in the area of risk oversight relating to financial controls, and risk management is a factor the Board and the Nominating and Governance Committee consider when determining which directors should serve on the Audit Committee. The Audit Committee and the full Board focus on the material risks facing the Company, including operational, market, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Executive Officers

The following sets forth certain information regarding our executive officers during fiscal year 2010. Information pertaining to Messrs. Jolson, Johnson, Lehmann and Mack, each of whom is both a director and an executive officer of the Company or one of its subsidiaries, may be found in the section above entitled “Nominees for Election as Directors.”

Name	Age	Title(s)
Executive Officers
Joseph A. Jolson	52	Chairman and Chief Executive Officer; Chief Executive Officer of Harvest Capital Strategies
Craig R. Johnson	56	Vice Chairman; Chairman of Harvest Capital Strategies
Mark L. Lehmann	46	Director; President of JMP Securities; Director of Equities of JMP Securities
Carter D. Mack	48	Director; President
Raymond S. Jackson	38	Chief Financial Officer

Raymond S. Jackson joined the Company in 2008 and has served as our Chief Financial Officer since March 2010. Mr. Jackson previously served as the Chief Financial Officer of our operating subsidiaries JMP Securities and Harvest Capital Strategies, from July 2008 to March 2010. Prior to joining us, from April 2006 to June 2008, Mr. Jackson was an executive officer and the Corporate Controller at Redwood Trust, a publicly traded mortgage REIT. He was previously a senior manager in PricewaterhouseCoopers’ financial services and banking industry practice in San Francisco from May 2003 to April 2006. He has also served as a senior audit manager and an audit manager at KPMG in San Francisco from July 2000 to May 2003 and the UK from September 1997 to July 2000 and has worked at Deloitte & Touche in the UK from June 1994 to September 1997. Mr. Jackson holds a bachelor’s degree with honors from Loughborough University in England and is a member of the Institute of Chartered Accountants in England and Wales.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to provide incentives to our executive officers to effectively lead and manage our business to achieve our growth strategy. Because the compensation of our executive officers plays an integral role in our success, our compensation programs are designed to attract, retain, and motivate top quality, effective executives and professionals.

The Compensation Committee of the Board has responsibility for overseeing the Company’s compensation philosophy. The Compensation Committee has the primary authority to determine and recommend the compensation of named executive officers. Throughout this Proxy Statement, the individuals included in the Summary Compensation Table are referred to as the “named executive officers.” The named executive officers are:

Joseph A. Jolson—Chairman and Chief Executive Officer of the Company (principal executive officer)

Craig R. Johnson—Vice Chairman of the Company, Chairman of Harvest Capital Strategies LLC

Mark L. Lehmann—President of JMP Securities LLC

Carter D. Mack—President of the Company

Raymond S. Jackson—Chief Financial Officer of the Company since March 2010 (principal accounting and financial officer)

Thomas B. Kilian—Chief Financial Officer of the Company through March 2010 (former principal accounting and financial officer)

Compensation Philosophy and Objectives

A substantial portion of each named executive officer’s total compensation is variable and delivered on a pay-for-performance basis. We believe this model provides the greatest incentive to motivate management to achieve our business objectives. The executive compensation program provides compensation opportunities contingent upon performance that we believe are competitive with practices of other similar investment banking firms. We are committed to utilizing the executive compensation program to maintain our ownership culture and to broaden executive ownership over time. We strongly believe that the components of our compensation programs align the interests of our named executive officers with our stockholders and will promote long-term stockholder value creation.

Determining Compensation

In addition to general senior management responsibilities, each of our named executive officers also has management responsibilities within a specific business unit of the Company. In determining compensation for our named executive officers, the primary emphasis is on our performance, each individual’s contribution and business unit performance and recommendations of the Executive Committee. Our Executive Committee determines all other employee compensation and makes recommendations to the Compensation Committee with respect to our named executive officers’ cash compensation and equity-based awards described further under “Equity Awards” below.

The Compensation Committee and Chief Executive Officer reviewed and discussed these recommendations, as well as compensation of employees generally, industry practices and the individual contributions of the named executive officers during 2010. The Compensation Committee also reviewed salary, bonus, equity awards and other compensation previously paid or awarded to our named executive officers. In addition, the Compensation Committee reviewed data for selected peer companies obtained from publicly available sources, as well as data provided to the Compensation Committee by Hay Group, Inc. as a “market check” on its compensation decisions. The peer companies reviewed in 2010 were: Cowen Group, Inc., FBR Capital Markets Corporation, Jefferies Group, Inc., KBW, Inc. and Piper Jaffray Companies. The Compensation Committee used subjective judgment in determining named executive officer compensation and did not mechanically apply “benchmarks” or other data-based formulas.

Compensation Components

The key components of our named executive officers compensation program are (i) base salary, (ii) cash bonus and (iii) equity-based awards.

With respect to overall compensation available to all Company employees, we target certain ratios of compensation to revenues depending on the division, business unit and type of revenue produced. These ratios serve as a general guideline for overall compensation, but are not definitive and may be changed or altered at any time.

Individual compensation levels for named executive officers, other than salaries, are generally determined on a discretionary basis and are based on individual performance and may be affected by the residual amount in the overall compensation pool remaining after compensation for all other employees has been determined.

Base Salary

Consistent with industry practice, the base salaries for our named executive officers are intended to account for a relatively small portion of their overall compensation, with the potential for substantial bonus compensation as the most important compensation component. The base salaries for our named executive officers are the same as most other non-commissioned managing directors at the Company. We believe that this compensation model promotes our business objectives by maintaining low fixed costs and creating the incentives for superior performance through the potential for substantial performance-based compensation to productive employees.

Salaries for most non-commissioned managing directors, including our named executive officers, remained at $200,000 per annum in 2010 and are anticipated to remain at such level in 2011. The factors that were used to arrive at this amount were cost of living in the metropolitan areas in which we have a substantial number of employees (i.e., generally San Francisco, California and New York, New York) as well as using a general comparison, or “market check,” of base salaries at other firms in our industry. Our determination of base salaries was not based on a benchmarking analysis, but rather reflects our judgment as to an appropriate amount of base salary in light of the Company’s model of maintaining low fixed costs and the potential for substantial performance-based compensation.

Named executive officers’ base salaries and subsequent adjustments, if any, are expected to be recommended to the Compensation Committee by the Executive Committee from time to time, based on a review of relevant market data and each executive’s performance, as well as each executive’s experience, expertise and position. Based on its review of the Executive Committee’s recommendations, the Compensation Committee may approve adjustments to annual salaries at its discretion.

Cash Bonus

Cash bonus compensation is a key component of our executive compensation program. We may award cash bonus compensation under three arrangements: (i) our 2007 JMP Group Inc. Senior Executive Bonus Plan (the “2007 Senior Executive Bonus Plan”); (ii) bonuses at the discretion of the Compensation Committee; and (iii) profit or other interests in the Company or its subsidiaries or affiliates.

2007 Senior Executive Bonus Plan

We have established the 2007 Senior Executive Bonus Plan, which was approved by stockholders in April 2007 and provides for the payment of non-equity incentive awards to our named executive officers. Such non-equity incentive awards may be awarded with reference to performance benchmarks in a manner similar to that which would be required under Section 162(m) of the Code, as deductible compensation expenses for a public company. However, we intend to rely on an exemption from Section 162(m) of the Code for a plan adopted prior to the time a company becomes a public company. This pre-initial public offering exemption will no longer be available to us after the date of our Annual Meeting. Subsequent to the expiration of this pre-initial public offering plan exemption, we intend to pay cash bonuses under this plan in a manner that qualifies for a performance-based compensation exemption under Section 162(m) of the Code.

As described elsewhere in this Proxy Statement, we are asking our stockholders to approve our Senior Executive Bonus Plan. Please see Proposal 5 in this Proxy Statement and the information provided in relation to such proposal for more information about the Senior Executive Bonus Plan.

On March 25, 2010, the Compensation Committee approved the performance goals and the maximum target awards with respect to performance in the 2010 fiscal year for each named executive officer under the 2007 Senior Executive Bonus Plan. The performance goals included: (i) a Company-based goal related to the performance of the Company as a whole, and (ii) with respect to certain of our named executive officers, an individual performance goal related to the performance of a specific activity or the specific business units for which such named executive officer is responsible. Each of the 2010 performance goals operated independently of the other, so that a named executive officer could earn a non-equity incentive award upon the achievement of either the Company-based performance goal, the individual performance goal, or both. Mr. Jackson was not subject to an individual performance goal and Mr. Kilian was not subject to either an individual or Company goal.

The 2010 performance goals and corresponding maximum target non-equity incentive awards were as follows:

1. Company-based Performance Goal
Company Performance Goal	Maximum Target Award
The achievement by the Company of an operating margin of at least ten percent (10.0%) for the fiscal year ending December 31, 2010, prior to the inclusion of each Section 16 employee bonus. Such calculation shall be based on the operating earnings as reported in the Company’s unaudited financial statements excluding unusual and non-recurring charges, such charges to be determined in the Compensation Committee’s sole and absolute discretion	$3 million

2. Individual Performance Goals

Named Executive Officer	Individual Performance Goals	Maximum Target Award
Joseph A. Jolson	Either or both of (i) the achievement of a positive residual interest in the compensation pool for the Harvest Opportunity Partners II strategy, JMP/Harvest Diversified Partners managed account, and/or the other funds in which he is included in the accounting small business unit (SBU) maintained for such fund; and (ii) the achievement of pretax income at Harvest Capital Strategies.	Either or both (i) the amount of the residual in each such fund’s SBU and/or (ii) ten percent (10.0%) of the pretax income at Harvest Capital Strategies as determined by the normal attribution process by JMP’s accounting department.

Craig R. Johnson	The achievement of a positive residual interest in the compensation pool for the JMP Masters Fund, L.P. and JMP Masters Offshore Fund, Ltd. SBUs, as well as specific allocations from other fund managers out of their compensation pools.	The amount of the residual in each such fund’s SBU and such specific allocations.

Mark L. Lehmann	The achievement of pretax income from JMP Securities as reported in its unaudited financial statements excluding unusual and non-recurring charges, such charges to be determined in the Compensation Committee’s sole and absolute discretion.	Ten percent (10.0%) of such pretax income which, for clarity, shall be exclusive of any award to Mr. Mack such that if Mr. Mack’s performance goal is met, the aggregate of both such target awards shall be twenty percent (20.0%) of such pretax income.

Carter D. Mack	The achievement of pretax income from JMP Securities as reported in its unaudited financial statements excluding unusual and non-recurring charges, such charges to be determined in the Compensation Committee’s sole and absolute discretion.	Ten percent (10.0%) of such pretax income, which, for clarity, shall be exclusive of any award to Mr. Lehmann such that if Mr. Lehmann’s performance goal is met, the aggregate of both such target awards shall be twenty percent (20.0%) of such pretax income.

Despite these maximum target award levels, the Compensation Committee retained the ability to apply negative discretion to reduce the amount of the actual bonus payment, based on a number of variables that are linked to Company and individual performance. The Company performance goal for 2010 was satisfied, and each of the individual performance goals for 2010 was also satisfied. Accordingly, the Compensation Committee determined that a non-equity incentive award could be payable under the 2007 Senior Executive Bonus Plan to each named executive officer for the 2010 performance period, subject to the application of the Compensation Committee’s negative discretion to determine the actual awards, discussed below.

Target Awards and Bonus

The Compensation Committee awarded bonuses to the named executive officers for the 2010 performance period pursuant to the 2007 Senior Executive Bonus Plan. In determining the actual bonus amount for the 2010 performance period, the Compensation Committee utilized its discretion to give awards up to the aggregate target award for each named executive officer after considering qualitative and quantitative performance criteria related to: (i) general senior management responsibilities of each of our named executive officers, and (ii) revenue-generating activity that is attributable to each named executive officer’s management responsibilities for a specific business unit of the Company, as described in the performance goals and target awards set forth above.

Once the potential bonus amount for revenue-generating activity was determined, the Compensation Committee further refined the actual bonus amounts for each of the named executive officers for 2010 by using its discretion to determine an actual bonus amount for revenue-generating activity as well as an actual bonus amount for senior management activity. When making this determination of the actual bonus amount, the Compensation Committee evaluated the following performance factors: (i) quantitative measures with regard to each business unit for which each named executive officer is responsible, such as the profitability, revenues and growth of each such business unit; (ii) qualitative measures with regard to each such business unit, such as the performance and effectiveness of non-revenue generating functions; (iii) quantitative performance measures with regard to the Company as a whole, such as revenues, profitability and growth; and (iv) qualitative factors, such as implementation of strategic initiatives, and overall senior management skill and effectiveness.

In addition, the Compensation Committee reviewed compensation recommendations from the Executive Committee, a third party compensation consultant report from Hay Group, Inc. that provided summary data about executive officer compensation at our peer companies, previous compensation paid, and amounts payable to non-named executive officer employees in our business units. Ultimately, the Compensation Committee applied its discretion in determining the final bonus amount for each named executive officer for 2010 that it deemed appropriate, based on its judgment and experience. The Compensation Committee did not apply “benchmarks” or other data-based formulas in determining each bonus amount.

Profit Interest Plan

We may in the future make discretionary cash payments to our named executive officers and others pursuant to potential future grants of profit interests in JMP Group LLC or its operating or other subsidiaries under a profit interest or other plan. Any distributions under such profit interests to managing directors under the plan will be included in the calculation of the ratio of aggregate compensation to revenues. We retain the right to create and/or change the terms and conditions of grants of profit or other interests at any time.

2010 Compensation Program

Our 2010 Compensation Program provides that an employee may elect to receive a portion of total salary and cash bonus compensation above and between certain breakpoints, or incremental amounts of total compensation, in either restricted stock, cash or investment in certain of our funds. These amounts serve as security for liquidated damages subject to forfeiture upon the breach of certain employment covenants, including non-competition covenants, made by employees in connection with their receipt of such compensation. The amounts that are subject to the program are released 50% at the end of each of the 2011 and the 2012 calendar years.

The following schedule sets forth the amount of total 2010 compensation that is eligible for this program:

Breakpoints:	Incremental level of total compensation:	Incremental percentages subject to the 2010 Compensation Program:
Breakpoint 1	$0 – $600,000	0%
Breakpoint 2	$600,000 – $1,000,000	30%
Breakpoint 3	$1,000,000 – $2,500,000	40%
Breakpoint 4	$2,500,000+	50%

For example, a total 2010 compensation amount of $900,000 would result in $90,000 being eligible for the program (($600,000 * 0%) + ($300,000 * 30%)) = $90,000).

Each of our named executive officers was eligible for participation in the 2010 Compensation Program. Messrs. Jackson, Jolson, and Mack chose a fund option, Mr. Johnson chose the restricted stock option and Mr. Lehmann chose the money market fund option. The summary of the amounts payable and, as applicable, shares issued is as follows:

Name	Compensation Payable Under the Program	Grant Date	Grant Date Fair Value of Stock Awards(1)	Number of Shares of Stock or Units(2)
Joseph A. Jolson	$544,421	NA	NA	NA
Carter D. Mack	$442,200	NA	NA	NA
Mark L. Lehmann	$382,200	NA	NA	NA
Craig R. Johnson	$60,823	2/16/2011	$8.79	6,919
Raymond S. Jackson	$45,000	NA	NA	NA
Thomas B. Kilian	$90,000	2/16/2011	$8.79	10,238

(1)	Closing price of our common stock reported by the NYSE on February 16, 2011.

(2)	Shares of restricted stock vested immediately and are subject to lock-up as described under “2010 Compensation Program”. Even though the restricted stock awards to Mr. Johnson were awarded in 2011, pursuant to SEC guidance, we have reported the award in the 2010 Summary Compensation Table and Grants of Plan-Based Awards Table as an equity incentive award.

Equity Awards

Performance-Based Restricted Stock Unit Awards

On February 4, 2010, the Compensation Committee considered and approved the grant of restricted stock units to each named executive officer, with performance based vesting if and to the extent a company performance goal is met during any of 2010, 2011 or 2012. Specifically, the performance goal was based on the Company achieving an earnings per share goal of $0.55 per share after including the compensation expense attributable to vesting and on other terms and conditions. Such awards vested approximately 58% in 2011 due to meeting the performance metric applicable to 2010. In November 2010, the Compensation Committee amended the performance metric applicable to 2011 and 2012 with respect to the balance of such award. The new performance metric applicable to 2011 and 2012 is the generation of after tax-operating earnings (as defined therein) of at least 10% on adjusted tangible book value, which earnings exclude, among other things, compensation expenses attributable to equity awards, loan sale gains (as adjusted for compensation accruals and taxes), net amortization of liquidity discounts and other items.

On January 31, 2011, the Compensation Committee considered and approved the grant of restricted stock units to certain employees, including each named executive officer, which restricted stock units shall all vest if and to the extent a company performance goal is met during any of the next three years. Specifically, the restricted stock units will all vest if and to the extent that the Company achieves operating earnings of $0.55, $0.60 and $0.65 per share in any of years one, two and three, respectively, which operating earnings exclude compensation expense attributable to equity awards, loan sale gains as adjusted for compensation accruals and taxes and certain other items, and on other terms and conditions. The Compensation Committee believes that the grant of the restricted stock unit awards to each of the named executive officers as set forth below reflects appropriate levels of compensation for each of their senior management services and provides long-term incentives to management and aligns the interests of management and stockholders, which the Compensation Committee considers to be important elements of our compensation policy. The Compensation Committee applied its discretion in determining the amount of restricted stock unit awards to grant to each named executive officer that it deemed appropriate, based on its judgment and experience. The Compensation Committee did not apply “benchmarks” or other data-based formulas in determining the amount of each restricted stock unit award.

Name	Grant Date	Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(1)	Total Fair Value of Stock Awards at Grant Date(2)
Joseph A. Jolson	1/31/2011	101,133	$7.49	$750,000

Craig R. Johnson	1/31/2011	56,742	$7.49	$425,000

Mark L. Lehmann	1/31/2011	101,133	$7.49	$750,000

Carter D. Mack	1/31/2011	101,133	$7.49	$750,000

Raymond S. Jackson	1/31/2011	26,702	$7.49	$200,000

(1)	These amounts and fair values reflect restricted stock units granted under the 2007 Equity Incentive Plan to each of our named executive officers. The grant date fair value was based on the closing price of $7.49 reported by the NYSE on January 31, 2011.

(2)	Reflects the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”).

Even though these restricted stock unit awards were related to the named executive officers’ services rendered in 2010, the grants are not reflected in the 2010 Grants of Plan-Based Awards Table because the grant date was January 31, 2011. These grants will be included in the 2011 Grants of Plan-Based Awards Table in our proxy statement to be furnished to our stockholders next year.

Other Compensation

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of such benefits and perquisites provided to executives.

Chief Executive Officer Compensation

At least annually, the Compensation Committee reviews and establishes our goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of such goals and objectives, and determines and approves the CEO’s compensation. In determining the bonus and long-term incentive component of the CEO’s compensation for 2010, the Compensation Committee considered our performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the compensation of our CEO in past years. After consideration of such factors, as well as the bonus pool relative to the applicable compensation ratio with respect to the revenue mix, the Compensation Committee approved the grant of a bonus on the basis of such factors, as well as the performance of the funds and other business units to which our CEO, Mr. Jolson, contributes.

Risk Considerations in Compensation Programs

The Compensation Committee considered the Company’s compensation policies and practices and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

2010 Summary Compensation Table

The information below describes the components of the total compensation of the Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, based on total compensation for the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(6) ($)	Total(6) ($)
Joseph A. Jolson	2010	$200,000	(2)	$0	$749,995		$1,861,053	(2)	$17,552	$2,828,600
Chairman and Chief Executive Officer	2009	$200,000		$0	$401,850		$3,529,587		$16,126	$4,147,563
	2008	$178,125		$395,000	$873,712		$0		$12,899	$1,459,736

Craig R. Johnson	2010	$200,000		$0	$560,822		$541,919	(3)	$17,583	$1,320,324
Vice Chairman and Chairman of Harvest Capital Strategies	2009	$200,000		$0	$519,849	(4)	$772,183		$16,047	$1,508,079
	2008	$178,125		$241,000	$477,097		$0		$12,883	$909,105

Mark L. Lehmann	2010	$200,000	(2)	$0	$749,995		$1,455,500	(2)	$17,631	$2,423,126
President of JMP Securities	2009	$200,000		$0	$401,850		$1,540,905		$16,205	$2,158,960
	2008	$178,125		$467,375	$279,074	(5)	$0		$12,953	$937,527

Carter D. Mack	2010	$200,000	(2)	$0	$749,995		$1,605,500	(2)	$17,640	$2,573,135
President	2009	$200,000		$0	$401,850		$1,530,000		$16,214	$2,148,064
	2008	$178,125		$346,875	$259,574		$0		$12,971	$797,545

Raymond S. Jackson	2010	$200,000	(2)	$0	$99,995		$550,000	(2)	$785	$850,781
Chief Financial Officer

Thomas B. Kilian	2010	$200,000		$0	$289,998		$610,000	(3)	$11,414	$1,111,412
Chief Financial Officer	2009	$200,000		$0	$235,757	(4)	$604,663		$10,515	$1,050,935
	2008	$178,125		$494,063	$419,251		$0		$8,753	$1,100,192

(1)	Reflects the aggregate grant date fair value amount as of the grant date of each stock award, in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in note 12 to our financial statements included in our annual report on Form 10-K filed on March 8, 2011.

(2)	Under our 2010 Compensation Program, a portion of Messrs. Jolson’s, Lehmann’s, Mack’s and Jackson’s salary and non-equity incentive plan compensation was deferred and invested in certain funds. For more information, including the amounts deferred, please refer to the section entitled “2010 Compensation Program” above.

(3)	Under our 2010 Compensation Program, Messrs. Johnson and Kilian elected to receive restricted stock awards, which, pursuant to SEC guidance, are reported in the Stock Awards column in the 2010 Summary Compensation Table, even though such awards were granted on February 16, 2011. For more information, including the number of shares awarded as restricted stock, please refer to the section entitled “2010 Compensation Program” above.

(4)	The 2009 Stock Awards for Mr. Johnson and Mr. Kilian includes $181,449 and $87,713, respectively, related to the restricted stock awards that were elected under our 2009 Compensation Program and awarded on February 4, 2010.

(5)	The 2008 Stock Awards for Mr. Lehmann includes $19,500 related to the restricted stock awards that were elected under our 2008 Compensation Program and awarded on February 5, 2009.

(6)	Includes medical, dental and vision plan premiums, and term life insurance premiums, as follows

(i)	Mr. Jolson in (a) 2010: $16,720, $832; (b) 2009: $15,294, $832; and (c) 2008: $11,957, $942;

(ii)	Mr. Johnson in (a) 2010: $16,723, $859; (b) 2009: $15,229, $818; and (c) 2008: $11,891, $992;

(iii)	Mr. Lehmann in (a) 2010: $16,822, $809; (b) 2009: $15,396, $809; and (c) 2008: $12,058, $895;

(vi)	Mr. Mack in (a) 2010: $16,822, $818; (b) 2009: $15,396, $818; and (c) 2008: $12,058, $913;

(v)	Mr. Jackson in (a) 2010: $0, $785; and

(vi)	Mr. Kilian in (a) 2010: $10,609, $805 (b) 2009: $9,710, $805; and (c) 2008: $7,865, $888.

With respect to Non-Equity Incentive Plan Compensation in 2010, the following amounts were attributable to such individuals’ roles in their respective operating subsidiaries: Mr. Jolson—$361,053, Mr. Johnson—$202,742, Mr. Lehmann—$355,500, Mr. Mack—$355,500 and Mr. Jackson—$250,000.

2010 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2010 to our named executive officers. These grants were a part of the restricted stock awards made to certain of our employees in connection with our 2010 Compensation Program.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum(1) ($)
Joseph A. Jolson	2/4/2010				$3,000,000	94,339	$749,995

Craig R. Johnson	2/4/2010				$3,000,000	62,893	$449,999
	2/16/2011					6,919	$60,823

Mark L. Lehmann	2/4/2010				$3,000,000	94,339	$749,995

Carter D. Mack	2/4/2010				$3,000,000	94,339	$749,995

Raymond S. Jackson	2/4/2010				$3,000,000	12,578	$99,995

Thomas B. Kilian	2/4/2010			$	NA	25,157	$199,998
	2/16/2011			$	NA	10,238	$90,000

(1)	The amount in this column represents the maximum target award payable under the Company-based performance criterion. In addition, the Company established a maximum target award payable to each named executive officer under individual performance criteria for each named executive officer, such as a percentage of revenue or a residual interest in a fund compensation pool. Due to the variable nature of the maximum target award payable to each named executive officer under such individual performance criteria, these individual maximum amounts are not shown in the 2010 Grants of Plan-Based Awards Table.

(2)

These amounts and fair values reflect restricted stock units granted on February 4, 2010, as well as restricted stock awards granted on February 16, 2011 under our 2010 Compensation Program to each of our named executive officers in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in note 12 to our financial statements included in our annual report on Form 10-K filed on March 8, 2011. On February 4, 2010, the market price at grant date was $7.95 per share. No other equity based awards were granted to our named executive officers during 2010. On February 16, 2011, the market price at grant date was $8.79 per share. The terms of these restricted stock units and restricted stock awards are described above under “Equity Awards” and “2010 Compensation Program”.

Outstanding Equity Awards as of December 31, 2010

The following table provides information regarding each unexercised stock option and unvested restricted stock units held by each of our named executive officers as of December 31, 2010.

	Option Awards					Stock Awards
Name	Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
Joseph A. Jolson	2010	NA	NA	NA	NA	94,339	$719,807
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	NA	NA
	2007	NA	NA	NA	NA	17,000	$129,710
	2005	148,000	0	$10.00	12/20/2015	NA	NA

Craig R. Johnson	2010	NA	NA	NA	NA	62,893	$479,874
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	NA	NA
	2007	NA	NA	NA	NA	17,000	$129,710
	2005	94,720	0	$10.00	12/20/2015	NA	NA

Mark L. Lehmann	2010	NA	NA	NA	NA	94,339	$719,807
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	NA	NA
	2007	NA	NA	NA	NA	20,000	$152,600
	2005	59,200	0	$10.00	12/20/2015	NA	NA

Carter D. Mack	2010	NA	NA	NA	NA	94,339	$719,807
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	NA	NA
	2007	NA	NA	NA	NA	20,000	$152,600
	2005	118,480	0	$10.00	12/20/2015	NA	NA

Raymond S. Jackson	2010	NA	NA	NA	NA	12,578	$ 95,970
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	20,000	$152,600

Thomas B. Kilian	2010	NA	NA	NA	NA	25,157	$191,948
	2009	NA	NA	NA	NA	NA	NA
	2008	NA	NA	NA	NA	NA	NA
	2007	NA	NA	NA	NA	20,000	$152,600
	2005	14,800	0	$10.00	12/20/2015	NA	NA

(1)	The restricted stock units were granted in connection with the initial public offering on May 10, 2007 and vest 25% on May 10, 2009; 35% on May 10, 2010; and 40% on May 10, 2011. In addition, performance-based restricted stock units were granted on February 4, 2010. Approximately 56% of such performance-based restricted stock units vested on March 7, 2011. The remaining units will vest if and to the extent that a company performance goal is met during any of the next two years.

(2)	Based upon the closing price of our common stock of $7.63 as reported by the New York Stock Exchange on December 31, 2010.

Option Exercises and Stock Vested in 2010

The following table provides information regarding the vesting of restricted stock unit awards during fiscal 2010 for each of the named executive officers. During 2010, none of our named executive officers exercised stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Joseph A. Jolson	14,875	$106,059
Craig R. Johnson	14,875	$106,059
Mark L. Lehmann	17,500	$124,775
Carter D. Mack	17,500	$124,775
Raymond S. Jackson	0	$0
Thomas B. Kilian	17,500	$124,775

(1)	Each vested restricted stock unit was settled in exchange for one share of our common stock net of applicable tax withholding, except in the case of Mr. Jolson, our CEO, who satisfied the tax liability without surrendering shares.

(2)	The “value realized on vesting” represents the number of shares of stock that vested multiplied by the closing price of our common stock of $7.13 on the vesting date, May 10, 2010.

Non-Qualified Deferred Compensation

The following table provides information regarding the deferral of compensation by four of our named executive officers pursuant to our 2010 Compensation Program. Each of Messrs. Jolson, Mack and Jackson elected to receive a portion of their total compensation for services rendered in 2010 in investment in certain of our funds. Mr. Lehman elected to receive a portion of his total compensation for services rendered in 2010 in investment in a money market fund. See also “2010 Compensation Program” above for more information.

	Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year(1)(2) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Joseph A. Jolson	290,285	0	38,383	0	1,040,380
Carter D. Mack	235,781	0	6,523	0	461,982
Mark L. Lehmann	203,789	0	84	0	425,877
Raymond S. Jackson	28,494	0	0	0	28,494
Thomas B. Kilian	0	0	0	0	0

(1)	Even though the amounts reflected in this column were invested in 2011, such amounts are reported in this table because the amounts were earned for services rendered in 2010 and deferred pursuant to our 2010 Compensation Program.

(2)	The amounts reflect contributions made after the withholding for taxes.

Potential Payments Upon Termination or Change in Control

Change in Control

Vesting of the restricted stock and options held by our employees, including each of our named executive officers, accelerates in the event of a change in control of the Company, which is generally defined as a “hostile” transfer of control of the Company. Upon such a change in control of the Company, our named executive officers may be subject to certain excise taxes pursuant to Section 280G of the Code with respect to the acceleration of certain equity awards. Each of these individuals are entitled to a “gross-up” payment to make the executive whole for any federal excise tax imposed under Section 280G of the Code on change in control benefits received by the executive in connection with these equity awards. The following table shows the acceleration of the vesting of the restricted stock and options held by each of our named executive officers upon a change in control of the Company. The amounts shown assume vesting of restricted stock as of December 31, 2010 at the year-end closing price of $7.63. The amounts shown do not include any vested stock awards.

(Dollars as shown) Name	Restricted Stock Units Acceleration	Option Acceleration(1)
Joseph A. Jolson	$444,531	NA
Craig R. Johnson	$339,588	NA
Mark L. Lehmann	$467,421	NA
Carter D. Mack	$467,421	NA
Thomas B. Kilian	$344,548	NA
Raymond S. Jackson	$194,580	NA

(1)	As of December 31, 2010 our stock price was $7.63 per share and the strike price of options subject to acceleration was $10 per share. Accordingly, no value is attributed to such options upon a change in control.

Compensation of Directors

The compensation program for non-management directors is designed to provide compensation levels that attract and retain qualified directors, are appropriate for the time and effort required to effectively fulfill their responsibilities, and are competitive with other firms in our industry. The annual independent board member compensation is $25,000 worth of restricted stock units per year of service, an additional $10,000 worth of restricted stock units per year of service on each board committee and an additional $20,000 worth of restricted stock units per year of service for the lead outside director (such amounts measured at the date of grant). The independent directors all received such fees as two-year grants on August 3, 2010 or, in the instances of Messrs, DiPietro and Orszag, when they joined the Board of Directors, and such grants vest one-half on the effective date of grant and one-half on the first anniversary of the grant date, provided that the recipients remain directors at such anniversaries.

Messrs. Tongue, Karmin, Lunenburg, DiPietro, Sebastian and Barton served as non-employee directors during the year ended December 31, 2010 (with Mr. DiPietro taking the place of Mr. Sebastian in December 2010 after Mr. Sebastian’s passing in July 2010 and Mr. Orszag taking the place of Mr. Barton after Mr. Barton resigned in March 2011). In addition to the restricted stock unit grants described above, Messrs. Tongue, Karmin, Lunenburg, Barton and Sebastian received Company Performance-based restricted stock unit grants on February 4, 2010. The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2010.

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total(2) ($)
Glenn H. Tongue	$0	$144,527	$144,527
Kenneth M. Karmin	$0	$164,443	$164,443
H. Mark Lunenburg	$0	$124,612	$124,612
Harris S. Barton	$0	$104,696	$104,696
David M DiPietro	$0	$49,786	$49,786
Edward J. Sebastian	$0	$70,000	$70,000

(1)	Reflects the aggregate grant date fair value amount for the year ended December 31, 2010, in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in note 12 to our financial statements included in our annual report on Form 10-K filed on March 8, 2011.

(2)	The aggregate number of unvested restricted stock unit awards outstanding as of December 31, 2010 for each of Messrs. Tongue, Karmin, Lunenburg, Barton, DiPietro and Sebastian was 12,214, 12,215, 16,794, 9,373, 3,511 and 8,805, respectively.

Compensation Committee Report

The members of the Compensation Committee have reviewed and have had the opportunity to discuss with management the Compensation Discussion and Analysis set forth above. Based on its review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

H. Mark Lunenburg, Chairman

Kenneth M. Karmin

Glenn H. Tongue

Independent Director Members, Compensation

Committee

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Company’s Board of Directors to be an independent director in conformity with the listing standards of the NYSE and regulations of the SEC.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm (the “independent accountants”) is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent accountants.

The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent accountants’ provision of non-audit services to the Company is compatible with the independence of such independent accountants.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2010.

Kenneth M. Karmin, Chairman

H. Mark Lunenburg

Glenn H. Tongue

Independent Director Members, Audit Committee

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 31, 2011 (unless otherwise indicated), certain information regarding the beneficial ownership of our common stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to equity securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or that vest or become exercisable within 60 days of March 31, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is: c/o JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Common Shares Owned and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Executive Officers
Joseph A. Jolson	3,475,691	(2)	15.75%
Craig R. Johnson	1,108,710	(3)	5.02%
Mark L. Lehmann	650,389	(4)	2.95%
Carter D. Mack	1,262,042	(5)	5.72%
Raymond S. Jackson	13,026		*
Thomas B. Kilian	222,216	(6)	1.01%
Glenn H. Tongue	42,101		*
Kenneth M. Karmin	55,508		*
H. Mark Lunenburg	92,966		*
David M. DiPietro	15,511		*
Jonathan M. Orszag	3,001		*

All directors and executive officers as a group (10 persons)	6,941,161		31.45%

5% Stockholders
T. Rowe Price Associates, Inc.(7).	1,560,300		7.1%

*	Indicates less than 1% of class.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

(2)	Includes (a) 2,233,597 shares of common stock owned by the Joseph A. Jolson 1996 Trust dtd 3/7/96, of which Mr. Jolson is a trustee, (b) 639,128 shares of common stock owned by Joseph A. Jolson 1991 Trust, of which Mr. Jolson is the trustee, (c) 312,354 shares of common stock owned by Mr. Jolson directly, (d) 148,000 shares of common stock underlying vested options, and (e) 17,000 unvested restricted stock units that will vest on May 10, 2011. Also included in the number reported are (i) 75,000 shares of common stock owned by The Jolson Family Foundation, (ii) 20,245 shares of common stock owned by the Jolson 2004 Trust FBO Samantha Rohan Jolson for the benefit of Mr. Jolson’s daughter, and (iii) 30,367 shares of common stock owned by the Jolson 2005 Trust FBO Jolson Children for the benefit of Mr. Jolson’s children, although Mr. Jolson disclaims beneficial ownership of these shares.

(3)	Includes (a) 836,782 shares of common stock held by the Johnson Revocable Trust, UAD 7/2/97, (b) 160,208 shares of common stock owned by Mr. Johnson directly, (c) 94,720 shares of common stock underlying vested options, and (d) 17,000 unvested restricted stock units that will vest on May 10, 2011.

(4)	Includes (a) 445,301 shares of common stock owned by the Mark L. and Kerri C. Lehmann Trust U/A dated 3/4/2009 (b) 125,888 shares of common stock owned by Mr. Lehmann directly (c) 59,200 shares of common stock underlying vested options, and (d) 20,000 unvested restricted stock units that will vest on May 10, 2011.

(5)	Includes (a) 999,710 shares of common stock owned by the Mack Trust dated February 14, 2002; (b) 123,932 shares of common stock owned by Mr. Mack directly; (c) 118,400 shares of common stock underlying vested options, and (d) 20,000 unvested restricted stock units that will vest on May 10, 2011.

(6)	Includes (a) 100,916 shares of common stock owned by the Kilian Family Revocable Trust dated 2/23/07; (b) 86,500 shares of common stock owned by Mr. Kilian directly; (c) 14,800 shares of common stock underlying vested options, and (d) 20,000 unvested restricted stock units that will vest on May 10, 2011.

(7)	The address of T. Rowe Price Associates, Inc. (“T. Rowe Price”) is 100 E. Pratt Street, Baltimore, Maryland 21202. Information as to beneficial ownership by T. Rowe Price and its affiliates and its address as of December 31, 2010 is based solely on a filing relating to our common stock made by T. Rowe Price and its affiliates with the SEC under Section 13(d) and Section 13(g) of the Exchange Act. According to these filings, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

Equity Compensation Plan Information

In April 2007, the stockholders of the Company approved and adopted the 2007 JMP Group Inc. Equity Incentive Plan. Subject to adjustment, the plan authorizes the issuance of up to 4,000,000 shares of common stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. The number of shares authorized for issuance under this plan will be increased by the number of shares underlying awards under this plan or our predecessor’s 2004 JMP Group LLC Equity Incentive Plan (the “2004 LLC Plan”) to the extent that such shares or awards are forfeited, settled in consideration other than shares, surrendered to the Company, or otherwise revert to the Company in connection with an award, as well as increased by the number of shares repurchased by the Company in open market or privately negotiated repurchases; provided, however, that such maximum aggregate number of shares shall be reduced by the number of units subject to awards made pursuant to the 2004 LLC Plan to the extent such number of units exceeds an aggregate of 2,960,000.

As described elsewhere in this Proxy Statement, we are asking our stockholders to approve our 2007 JMP Group Inc. Equity Incentive Plan, as amended and restated. Please see Proposal 4 in this Proxy Statement and the information provided in relation to such proposal for more information about the 2007 JMP Group Inc. Equity Incentive Plan, as amended and restated.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2010, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Options and Restricted Stock Units		Weighted Average Exercise Price of Outstanding Options and Restricted Stock Units	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column(a))(1)
Equity compensation plans approved by stockholders	Options Restricted Stock Units	1,800,565 1,630,026	$11.28 NA	4,426,146
Equity compensation plans not approved by stockholders		NA	NA	NA

Total		3,430,591	NA	4,426,146

(1)	Subject to the 2007 Equity Incentive Plan, the maximum aggregate number of shares which may be issued pursuant to all awards is 4,000,000 shares, plus (a) any shares the Company purchases on the open market or through any share repurchase or share exchange program initiated by the Company, unless the administrator of the 2007 Equity Incentive Plan determines otherwise, and (b) any units that would otherwise return to the 2004 LLC Plan as a result of forfeiture, termination, surrender or expiration or other return to the Company of awards previously granted under the 2004 LLC Plan; provided, however, that such maximum aggregate number of shares shall be reduced by the number of units subject to awards made pursuant to the 2004 LLC Plan to the extent such number of units exceeds an aggregate of 2,960,000.

Certain Relationships and Related Party Transactions

Partners’ Exchange Agreement

Persons and Shares Covered

In connection with our initial public offering in May 2007, we entered into a partners’ exchange agreement with all of the individuals who were then our managing directors (which includes each of our current named executive officers). The shares covered by the partners’ exchange agreement include all shares of our common stock received by a managing director in exchange for his or her member interests (other than those purchased in our 2004 private offering) as of the completion of the initial public offering and shares received in exchange for or in respect of his or her shares through stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations or exchanges of those shares. The shares of our common stock covered by the partners’ exchange agreement are referred to as covered shares.

Transfer Restrictions

Each managing director has agreed, among other things, to:

•

except as described below, not transfer, and to maintain sole beneficial ownership of, his or her covered shares for a period of four years after the completion of the initial public offering; provided, however, that each managing director who, in the reasonable judgment of our Executive Committee, continues to be actively engaged in our business, or who has resigned his or her employment and remains in compliance with the partners’ exchange agreement, may transfer up to 25%, 35% and 40%, respectively, of his or her covered shares following each of the second, third and fourth anniversaries of the completion of the initial public offering (which amounts shall include any shares sold in underwritten public offerings during the relevant period);

•	comply with the transfer restrictions relating to the covered shares imposed by the lock-up provisions of the underwriting agreement with respect to the initial public offering;

•

not transfer for two years following completion of the initial public offering, the common stock obtained by such managing director through the exercise of options granted by our predecessor, JMP Group LLC, in 2005 and 2006; and

•	comply with other transfer restrictions relating to our shares of common stock when requested to do so by us and comply with our insider trading policies.

Transfers include, among other things, any disposition of the economic risks of ownership of covered shares, including short sales, option transactions and use of derivative financial instruments or other hedging arrangements with respect to our securities.

Sales Through Underwritten Public Offerings

Our Executive Committee may approve one or more underwritten public offerings to sell covered shares during the four-year transfer restrictions period, subject to the restrictions described below. Each managing director who, in the reasonable judgment of our Executive Committee, continues to be actively engaged in our business or has suffered a termination of employment resulting from a disability, or the heir or estate of any managing director who has died, may be allowed to participate in such an underwritten public offering on a pro rata basis with the covered shares of all other managing directors so participating, or on a lesser basis at his or her request or at the reasonable discretion of the underwriters. These underwritten public offerings would be subject to any other registration rights that we have granted or may grant in the future. Covered shares will also be subject to any underwriters’ lock-up then in effect.

In addition, subject to the approval of the Executive Committee, our managing directors may be allowed to participate in underwritten offerings effected by the Company for other purposes, subject to the limitations described above and certain other limitations.

The Executive Committee may approve requests by a managing director to transfer covered shares to certain permitted transferees such as family members or family trusts, provided that these transferees would be subject to the same transfer restrictions applicable to the managing directors under the partners’ exchange agreement.

Sales in Compliance With Rule 144 Under the Securities Act

Consistent with the transfer restrictions described above, and other than pursuant to the exceptions described above, managing directors generally are not be permitted to transfer covered shares during the four-year restriction period following the completion of the initial public offering through sales effected in compliance with Rule 144 under the Securities Act of 1933 as amended (the “Securities Act”), or otherwise. However, upon a termination of a managing director’s employment due to his or her death, his or her heirs or estate would be permitted to sell covered shares in compliance with Rule 144.

Compliance with Securities Laws

In addition to the restrictions described above, managing directors must comply with applicable securities laws in connection with any transfer of our common stock and may need to deliver an opinion of counsel in connection with any such transfer. All transfer restrictions applicable to a managing director under the partners’

exchange agreement terminate upon the death of such managing director or upon a change in control of the Company.

Dividends

To the extent dividends are paid on covered shares while the managing director remains subject to the transfer restrictions of the partners’ exchange agreement, the managing director would be entitled to such dividends.

Voting

Each managing director is entitled to full voting rights with respect to his or her covered shares.

Confidentiality

Each managing director is required to protect and use “confidential information” in accordance with the restrictions placed by us on its use and disclosure.

Noncompetition

During the period ending 12 months after the date a managing director ceases to be employed by us (other than as a result of a termination of the managing director’s employment by us other than for cause), he or she may not:

•	form, or acquire a 5% or greater ownership, voting or profit participation interest in, any competitive enterprise; or

•

associate with any competitive enterprise and, in connection with such association, engage in, or directly or indirectly manage or supervise personnel engaged in, any activity (i) which is similar or substantially related to any activity in which that managing director was engaged, in whole or in part, at our firm, or (ii) for which that managing director had direct or indirect managerial or supervisory responsibility at our firm.

A “competitive enterprise” is any business enterprise that engages in, or owns a significant interest in any entity that engages in, any activity that competes directly or indirectly with the firm, including, without limitation, investment banking, underwriting, placement agent activities, public or private finance, financial advisory services, investment advice, merchant banking, asset or hedge fund management, private equity or other public or private investment funds, real estate investments, services or vehicles, securities research, brokerage, sales, lending, custody, clearance, settlement or trading, or any similar activities, services or products.

Nonsolicitation

During the period ending 12 months after the date a managing director ceases to be employed by us, that managing director may not, directly or indirectly, in any manner:

•

solicit any client with whom that managing director worked, or whose identity became known to him or her in connection with his or her employment with our firm, to transact business with a competitive enterprise or reduce or refrain from doing any business with our firm;

•	interfere with or damage any relationship between our firm and any client or prospective client; or

•	solicit any of our employees to apply for, or accept employment with, any competitive enterprise (as defined above).

Transfer of Client Relationships

Each managing director is required, upon termination of his or her employment, to take all actions and do all things reasonably requested by us during a 90-day cooperation period to maintain for us the business, goodwill and business relationships with our clients with which he or she worked. To ensure the full focus and attention of such managing director during the 90-day period, the Executive Committee may determine to continue to pay such managing director his or her salary and require that he or she not accept any other employment or consulting engagement during such period.

Liquidated Damages

In the case of any breach of the confidentiality, noncompetition, nonsolicitation or transfer of client relationships provisions of the partners’ exchange agreement, bankruptcy of a managing director or termination of the managing director’s employment by us for cause (which includes willful dereliction of duties, bad faith, professional negligence, breach of law, policy or applicable regulation, and commission of certain crimes), the managing director would be liable for liquidated damages. The liquidated damages obligation of each managing director is secured by the covered shares owned by that managing director (including through indirect ownership and ownership through affiliated entities) at the time of the completion of the initial public offering.

Term and Amendment

The partners’ exchange agreement continues in effect for ten years from the date of the completion of the initial public offering or until it is earlier terminated by us. A managing director seeking a waiver from, or amendment to, the partners’ exchange agreement generally must obtain our Executive Committee’s consent.

Pledge Agreements

Each of our managing directors entered into a pledge agreement securing the liquidated damages provisions in the partners’ exchange agreement by a pledge of the covered shares (including through indirect ownership and ownership through affiliated entities) at the time of the completion of the initial public offering. These pledges of our common stock will terminate on the earliest to occur of:

•	the death of the relevant managing director; or

•	proportionately with the lock-up expiration of 25%, 35% and 40%, respectively, on the second, third and fourth anniversaries of the date of the completion of the initial public offering.

The liquidated damages provisions in the partners’ exchange agreement are in addition to the forfeiture of any existing or future equity-based awards that may occur as a result of the breach of any provisions contained in those awards. The liquidated damages and pledge arrangements do not preclude us from seeking any injunctive relief to which we may be entitled for a breach of the partners’ exchange agreement.

Tax Indemnification Agreement and Related Matters

Since our predecessor operating entity, JMP Group LLC, operated in limited liability company form prior to the initial public offering, its members, rather than us, generally will be liable for adjustments to taxes (including U.S. federal and state income taxes) attributable to its operations prior to the initial public offering. In connection with the initial public offering, we entered into a tax indemnification agreement to indemnify the members of JMP Group LLC against certain increases in taxes that relate to activities of JMP Group LLC and its affiliates prior to the initial public offering. We did not agree to indemnify any member for any tax matters identified by us which would require the recording of a loss contingency upon the completion of the initial public offering. The tax indemnification agreement includes provisions that permit us to control any tax proceeding or contest which might result in our being required to make a payment under the tax indemnification agreement.

Relationships with Our Directors and Executive Officers

Through Harvest Capital Strategies LLC, our asset management subsidiary, we manage a number of hedge funds and other investment vehicles. Certain of our officers, directors, employees and related persons have invested in these funds. Such investors may, and often do, invest on terms and conditions more favorable than the other investors in these funds.

The portfolio managers of our funds do not pay the management fees and incentive fees attributable to any of their personal investments in the funds that they manage that ordinarily would be charged to an outside investor. In addition, employees, including our named executive officers, typically pay one-half of the fees payable by an outside investor in such funds. Because Mr. Jolson, our Chief Executive Officer, was the portfolio manager of one of our funds during the year ended December 31, 2010, he did not pay $788,521 in fees which he otherwise would have been charged had he been an outside investor in the fund during that period. Similarly, Mr. Johnson, Lehmann and Mack did not pay $61,666, $2,646, and $2,339, respectively, during the year ended December 31, 2010 in fees which they otherwise would have been charged had they been outside investors during that period.

Other Transactions. Certain of our directors and officers and entities affiliated with our directors maintain brokerage accounts with us and maintain investments in investment funds that we manage and for which we are paid fees by such directors, officers and entities. With respect to such independent directors, Mr. Karmin (or entities with which he is affiliated) paid fees at standard rates of approximately $71,000 to us with respect to such investments in 2010. Mr. Barton, Mr. Sebastian and entities associated with Mssrs. Tongue and Lunenberg maintain securities brokerage accounts with the Company’s subsidiary JMP Securities LLC, for which trading commissions of $700, $0, $0 and $5,200, respectively, were paid to JMP Securities by such accounts during 2010.

In addition, companies in which our directors are investors or at which our directors hold positions as directors or officers from time to time may engage in transactions with us, including, for example, retaining us with respect to the provision of investment banking services. However, no such transactions occurred in 2010.

Review and Approval of Transactions with Related Persons

We analyze all transactions in which the Company (or our subsidiaries) participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders, and their respective immediate family members. As it relates to our employees, officers and directors, pursuant to our Code of Business Conduct and Ethics, which is available on our website at www.jmpg.com, a conflict of interest arises when personal interests interfere with the ability to act in the best interests of the Company. Pursuant to our Code of Business Conduct and Ethics, each of our employees is to disclose any potential conflicts of interest to the Chief Compliance Officer or such officer’s designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. Employees are also required to disclose potential conflicts of interest involving their respective spouses, siblings, parents, in-laws, children, and household members. Non-employee directors are also to discuss any concerns with our Legal Department.

Policies and Procedures for Related Party Transactions

We have adopted a standard for approving any related party transactions, entitled Related Party Transaction Policies and Procedures. Pursuant to this policy, our executive officers and directors, including their immediate family members and affiliates, will not be permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or another independent committee of our Board of Directors in the case where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer or director, or any of such person’s immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee or other independent committee for approval.

We believe that these policies and procedures collectively ensure that all transactions with related persons requiring disclosure under SEC rules are appropriately reviewed, approved or ratified (if such a transaction is acceptable pursuant to our applicable policies and procedures) and disclosed.

PROPOSAL 2

ADVISORY, NONBINDING VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act enables our stockholders, and requires that we provide our stockholders with the opportunity, to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to align the interests of our named executive officers with our stockholders and to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers’ compensation is based on the Company’s performance, the performance of business units within the Company, each named executive officer’s achievement of his individual performance goals, as established by our Compensation Committee, and each named executive officer’s general senior management responsibilities and other individual contributions, in addition to compensation previously paid or awarded to each named executive officer and current compensation practices among certain peer companies in our industry. The Compensation Committee reviews the executive compensation programs for our named executive officers to ensure they achieve these desired goals. Please read the “Compensation Discussion and Analysis” beginning on page [13] for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote and Directors’ Recommendation

The proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules, requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

ADVISORY, NONBINDING VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A to the Exchange Act requires that we provide our stockholders with an opportunity to vote, on an advisory, nonbinding basis, for their preference as to how frequently we should seek an advisory, nonbinding vote on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Stockholders may also abstain from casting a vote on this proposal.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input, by indicating either their approval or disapproval of our named executive officers’ compensation, regarding our compensation philosophy, policies and practices as disclosed in our proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote as specified on the proxy card.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. However, we look forward to hearing from our stockholders as to their preference on the frequency of an advisory vote on executive compensation.

Required Vote and Directors’ Recommendation

The advisory, non-binding recommendation as to the frequency with which stockholders will vote on executive compensation (every year, every two years or every three years) will be determined by a plurality of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY YEAR AS THE FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4

APPROVAL OF THE JMP GROUP INC.

2007 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

Overview

We are asking our stockholders to approve the JMP Group Inc. 2007 Equity Incentive Plan, as amended and restated (the “Equity Incentive Plan”). A copy of the Equity Incentive Plan is attached as Appendix A to this Proxy Statement. The Equity Incentive Plan has been approved by our Board of Directors, upon the recommendation of the Compensation Committee of the Board. Under NYSE rules, the Equity Incentive Plan will not be effective if our stockholders do not approve it.

The Equity Incentive Plan is based on and substantially the same as JMP Group Inc. 2007 Equity Incentive Plan, as approved by our stockholders in April 2007. Among other things, the Equity Incentive Plan includes changes to provide that we will generally not reprice options without a stockholder vote and to conform our performance criteria to our Senior Executive Bonus Plan. We are not, at this time, requesting to add shares to be issued under the Equity Incentive Plan.

Our Board believes that the adoption of the Equity Incentive Plan is in the best interests of our stockholders for the following reasons, each as discussed more fully below:

•	Equity awards foster an employee ownership culture and motivate employees to create shareholder value.
•	Equity awards are a critical recruitment and retention tool.
•	The Equity Incentive Plan and the terms of our annual equity awards are designed to protect stockholder interests.

Equity awards foster an employee ownership culture and motivate employees to create shareholder value. The use of equity as part of our compensation program is critical to our success. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of most of these awards is linked to our or their long-term performance. We have been working to increase employee ownership levels, primarily through annual incentive awards designed to reward employees’ performance and to promote retention and an ownership culture among employees.

Equity awards are a critical recruitment and retention tool. We would be at a competitive disadvantage if we could not compensate our employees using equity awards. We operate in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to our long-term performance. Our Board believes that equity awards are necessary to attract and retain highly-talented employees. When recruiting an employee from a competitor, firms in our industry typically incur a significant cost in connection with the replacement of equity that is canceled by the employee’s prior employer. If we do not have the ability to grant equity awards to our employees, competitors could recruit them without having to incur such costs. At the same time, our recruiting efforts would be compromised due to the loss of equity as a form of compensation for potential employees we may recruit.

The Equity Incentive Plan and the terms of our annual equity awards are designed to protect stockholder interests. Our outstanding equity incentive plans allow the Compensation Committee to determine the vesting, payment, and cancellation provisions of annual equity awards. These terms are designed to encourage employees to focus on our long-term success. Furthermore, if an employee terminates his or her employment with us, other than as a result of death or disability, the employee will generally forfeit all unvested equity awards.

The Equity Incentive Plan

The following paragraphs provide the material details of the Equity Incentive Plan. The following description is qualified in its entirety by reference to the full text of the Equity Incentive Plan attached as Appendix A to this Proxy Statement. For more information about all of our equity incentive plans, please refer to the “Equity Compensation Plan Information” section above.

Purpose

The purpose of the Equity Incentive Plan is to attract, compensate, motivate, and retain (i) employees of the Company and any of its subsidiaries and affiliates, (ii) independent contractors who provide significant services to the Company or any of its subsidiaries or affiliates and (iii) non-employee directors of the Company or any of its subsidiaries or affiliates. The Equity Incentive Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of our stockholders.

Eligible Individuals

Awards may be granted to our, or any of our subsidiaries’ or affiliates’, officers, independent contractors, employees, and non-employee directors or to any individual to whom an offer of employment has been extended. As of March 31, 2011, approximately 215 persons would have been eligible to receive awards under the Equity Incentive Plan, including our executive officers and non-employee directors.

Administration

At the discretion of our Board of Directors, the Equity Incentive Plan will be administered by the Compensation Committee of our Board of Directors, which we refer to in this discussion as the Committee. The Committee has delegated to the Executive Committee the authority of the Board or the Committee with respect to modifying awards and other matters. The Committee will have the authority, in its sole discretion either directly or by delegation, to administer the Equity Incentive Plan and to exercise all the power and authority either specifically granted to it under the Equity Incentive Plan or necessary or advisable in the administration of the Equity Incentive Plan, including without limitation, the authority to grant awards, to determine the persons to whom and the time or times at which awards shall be granted, to determine the type and number of awards to be granted, the number of shares of stock to which an award may relate, and the terms, conditions, restrictions, and performance goals relating to any award, to determine performance goals no later than such time as is required to ensure that an underlying award which is intended to comply with the requirements of Section 162(m) of the Code, so complies, to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered, to make adjustments in the terms and conditions (including performance goals) applicable to awards, to construe and interpret the Equity Incentive Plan and any award, to prescribe, amend, and rescind rules and regulations relating to the Equity Incentive Plan, to determine the terms and provisions of the award agreements (which need not be identical for each grantee), and to make all other determinations deemed necessary or advisable for the administration of the Equity Incentive Plan.

Shares Available under the Equity Incentive Plan

Authorized Shares

Our 2007 Equity Incentive Plan was initially adopted by our Board and approved by our stockholders in April 2007. As it was initially adopted and approved, 4 million shares of our common stock were authorized for issuance under such plan. As of April 19, 2011, our current equity plan had 3.6 million shares remaining that were available for issuance to participants and their beneficiaries, subject to adjustment, as described below. If approved by our stockholders, the Equity Incentive Plan would initially authorize the same number of shares for issuance as are authorized for issuance under our current plan. Shares delivered under the Equity Incentive Plan may be either treasury shares or newly issued shares. The closing price of the common stock on the NYSE on April 19, 2011, was $7.85 per share.

The aggregate awards granted under the Equity Incentive Plan during any fiscal year to any single individual may not exceed (i) 4,000,000 shares subject to stock options or stock appreciation rights and (ii) 750,000 shares subject to restricted stock or other stock-based awards, in each case subject to adjustment as provided in the Equity Incentive Plan.

In addition, all shares repurchased by the Company, shares subject to an award that is forfeited, cancelled, exchanged, or surrendered, or shares subject to an award that is settled partly or completely in cash, terminates or expires without a distribution of shares and any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under any of our equity plans, will again be available for subsequent awards under the Equity Incentive Plan.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar change in capitalization or event, or any dividend or distribution to holders of stock other than an ordinary cash dividend, the Company will equitably adjust the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable, the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, the exercise price, grant price, or purchase price relating to any award, or the performance goals, any fiscal year limitation, and the individual limitations applicable to any award, provided that no such adjustment shall cause any award that is subject to Section 409A of the Code to fail to comply with the requirements of such section or otherwise cause any award that does not otherwise provide for a deferral of compensation under Section 409A to become subject to Section 409A.

Performance Goals

The Compensation Committee may determine that the grant, vesting, or settlement of an award granted under the Equity Incentive Plan may be subject to the attainment of one or more performance goals. The performance criteria that may be applied to an award granted under the Equity Incentive Plan include, but are not limited to:

•

earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude items in the Board or Committee’s discretion);

•	pre-tax income or after-tax income;

•	earnings per common share (basic or diluted);

•	operating profit;

•	revenue, revenue growth, or rate of revenue growth;

•	book value, tangible, as adjusted or otherwise

•	return on assets (gross or net), return on investment, return on capital, or return on equity, tangible, as adjusted or otherwise;

•	returns on sales or revenues;

•	return on book value, tangible, as adjusted or otherwise

•	operating expenses;

•	stock price appreciation;

•	cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	implementation or completion of critical projects or processes;

•	economic value created;

•	cumulative earnings per share growth;

•	operating margin or profit margin;

•	common stock price or total stockholder return;

•	cost targets, reductions and savings, productivity, and efficiencies;

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology goals, as well as goals relating to acquisitions, divestitures, joint ventures, and similar transactions and budget comparisons;

•

personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, collaborations, and the completion of other corporate transactions; and

•	any combination of, or a specified increase in, any of the foregoing, any or all of which may be defined and determined in the Company’s, the Board’s or Committee’s sole discretion.

Stock Options and Stock Appreciation Rights

Stock option and stock appreciation rights, or SARs, will be evidenced by award agreements that set forth the terms and conditions of the award. A stock option granted under the Equity Incentive Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at a price specified in the applicable award agreement. Stock options granted under the plan are nonqualified stock options. A SAR confers on the participant the right to receive an amount, either in cash, common stock, or property as set forth in the award agreement or as determined by the Committee, with respect to each share subject to the SAR, equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. SARs may be granted alone or in tandem with a stock option. The Committee will determine all of the terms and conditions of stock options and SARs including, among other things, the number of shares subject to the award and the exercise price per share of the award, which in no event may be less than the fair market value of a share of our common stock on the date of grant (in the case of a SAR granted in tandem with a stock option, the grant price of the tandem SAR will be equal to the exercise price of the stock option), and whether the vesting of the award will be subject to the achievement of one or more performance goals. Stock options granted under the plan may not have a term exceeding ten years from the date of grant, and the award agreement will contain terms concerning the termination of the option or SAR following termination of the participant’s service with us. Payment of the exercise price of a stock option granted under the Equity Incentive Plan may be made in cash or by an exchange of our common stock previously owned by the participant, through a “cashless exercise” or other procedure approved by the Committee or by a combination of the foregoing methods.

Restricted Stock and Restricted Stock Units

The terms and conditions of awards of restricted stock and restricted stock units granted under the plan will be determined by the Committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our common stock or its equivalent value in cash, in the sole discretion of the Committee. The stock issued under an award of restricted stock or restricted stock units and the awards themselves may be subject to restrictions on transferability. The Committee may determine that the holder of restricted stock or restricted stock units receive dividends (or dividend equivalents, in the case of restricted stock units) or not, or that receipt of such dividends may be deferred during the restricted period applicable to these awards. The award agreement may contain terms concerning the termination or forfeiture of the award of restricted stock or restricted stock units following termination of the participant’s service with us.

Termination of Employment

Unless otherwise provided by the Committee or its delegate, the Executive Committee, or as set forth in an award agreement or employment contract, any unvested options, restricted stock, or other cash-based or equity-based awards will be forfeited upon termination of a grantee’s employment with or service to us, our affiliates, or related entities; provided, however, that the Committee or its designee, the Executive Committee, may waive, in whole or in part, those forfeiture conditions in its discretion.

Change in Control

The Equity Incentive Plan provides that, unless otherwise determined by the Committee or as set forth in an award agreement, in the event of a change in control (as defined in the Equity Incentive Plan), any restricted stock that was forfeitable prior to such change in control will become nonforfeitable and any unexercised option or SAR, whether or not exercisable on the date of such change in control, will become fully exercisable and may be exercised in whole or in part. Each other award granted under the Equity Incentive Plan will be treated as set forth by the Committee, in the applicable award agreement or otherwise.

Payment of Withholding Taxes

We are authorized to withhold from any payment or issuance in respect of any award granted under the Equity Incentive Plan, or from any other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award. The Committee is permitted to provide in an award agreement that the Company may satisfy this obligation by electing to withhold a portion of the shares of our common stock to be received upon exercise or settlement of the award.

Transferability of Awards

Unless otherwise provided in an award agreement, awards granted under the Equity Incentive Plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution or a transfer to a family member or family-related trust pursuant to guidelines determined by the Company.

Amendment and Termination

The Equity Incentive Plan will expire on the tenth anniversary of the date of its adoption. Our Board is permitted to amend, suspend, or terminate the plan in whole or in part at any time, provided that no amendment, expiration, or termination of the Equity Incentive Plan will adversely affect any then-outstanding award without the consent of the holder of the award. Unless otherwise determined by our Board, an amendment to the Equity Incentive Plan that requires stockholder approval in order for the Equity Incentive Plan to continue to comply with applicable law, regulations, or stock exchange requirements will not be effective unless and until approved by our stockholders.

Registration

If this proposal is approved, we intend to register the shares reserved for issuance under our Equity Incentive Plan under the Securities Act on a registration statement on Form S-8.

Certain Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences of receiving a nonqualified option under the Equity Incentive Plan based on the Code, as in effect as of the date of this Proxy Statement. The Equity Incentive Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of U.S. federal income taxation and does not describe foreign, state, or local tax consequences.

At the time a participant is required to recognize ordinary compensation income resulting from an option, as described in more detail below, such income will be subject to federal (including, except as described below, Social Security and Medicare) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($106,800 in 2010), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by each participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Tax Effects Upon the Grant and Exercise of Options

A participant will not recognize taxable income upon the grant of a nonqualified option. A participant will recognize taxable income upon the exercise of a nonqualified option, which is taxed as ordinary compensation income and is based upon the excess of the fair market value of the common stock at exercise over the exercise price.

Tax Effects Upon the Sale and/or Disposition of Common Shares Acquired in Connection with an Option

With respect to common stock acquired in connection with the exercise of a nonqualified option, the participant may incur an additional tax liability on the subsequent disposal of such common stock if the shares of common stock are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale of common stock by each participant is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares of common stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. A participant’s cost basis in the shares is equal to the sum of the amount previously taxed to him as compensation income in connection with the exercise of the applicable option plus the amount the participant paid for such shares upon exercise.

If shares of common stock sold at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to taxation at ordinary income tax rates. If shares sold at a gain have been held for one year or longer, a long-term capital gain will be recognized, which gain is subject to taxation at long-term capital gain rates. If shares are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on the participant’s individual federal income tax return.

Tax Consequences of a Change in Control

The accelerated vesting of options under the Equity Incentive Plan in connection with a change in control of the Company could cause option holders to be subject to the federal excise tax on “excess parachute payments” and our corresponding loss of a deduction.

Special Rules Applicable to Corporate Insiders

As a result of the rules under Section 16(b) of the Exchange Act, if a participant is an insider (as defined in the Exchange Act), depending upon whether an exemption from the provisions of Section 16(b) is utilized, then such participant may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of awards. Generally, an insider will not be subject to taxation until the expiration of any period during which he is subject to the liability provisions of Section 16(b) with respect to any particular award.

Plan Benefits

As of April 19, 2011, approximately 215 persons were eligible to receive awards under the Equity Incentive Plan, including the Company’s executive officers and independent directors. The granting of awards under the Equity Incentive Plan is discretionary, and the Company cannot now determine the number or types of awards to be granted in the future to any particular person or group. It is the Company’s current practice to award independent directors $25,000 worth of restricted stock unites per year of service, $10,000 worth of restricted stock unites per year of service for each board committee and an additional $20,000 worth of restricted stock units per year of service for the Lead Outside Director. This would result in awards of 3,185, 1,274 and 2,548 restricted stock units, respectively, based on the last reported sale price of our common stock on April  19, 2010. It is not possible to determine other specific amounts that may be awarded under the Equity Incentive Plan.

Information About Our Other Equity Compensation Plans

For information about our other equity compensation plans and the securities authorized for issuance under our equity compensation plans, please see the section “Equity Compensation Plan Information” above.

Required Vote and Directors’ Recommendation

Approval of the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE EQUITY INCENTIVE PLAN.

PROPOSAL 5

APPROVAL OF THE JMP GROUP INC.

SENIOR EXECUTIVE BONUS PLAN

We are asking our stockholders to approve the JMP Group Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”). A copy of the Bonus Plan is attached as Appendix B to this Proxy Statement. The Bonus Plan has been approved by our Board of Directors, upon the recommendation of the Compensation Committee of the Board.

The Senior Executive Bonus Plan is based on and substantially the same as the JMP Group Inc. 2007 Senior Executive Bonus Plan, as approved by the stockholders in April 2007. Among other things, the Senior Executive Bonus Plan includes technical changes to assure compliance with the provisions of Sections 162(m) and 409A of the Code.

The Senior Executive Bonus Plan

The following paragraphs provide the material details of the Executive Bonus Plan. The following description is qualified in its entirety by reference to the full text of the Senior Executive Bonus Plan attached as Appendix B to this Proxy Statement.

Purpose

The purpose of the Senior Executive Bonus Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of cash (or, at the discretion of the Compensation Committee, equity or equity-based) bonus awards to certain executives and other key employees of the Company (including its affiliates and subsidiaries). The Senior Executive Bonus Plan also enables the Company to recruit and retain talented executives and key employees and to motivate such individuals to manage and grow the Company’s business and to attain the performance goals established for each by the Compensation Committee under the Senior Executive Bonus Plan.

Eligible Participants

Awards may be granted to our, or any of our or our subsidiaries’ or affiliates’ officers, as selected by and at the discretion of the Compensation Committee. In selecting individuals who will receive awards under the Senior Executive Bonus Plan, the Compensation Committee will choose officers who are likely to be named executive officers under rules and regulations promulgated by the SEC and/or covered employees under Section 162(m) of the Code, or who have a significant impact on the performance of the Company. As of March 31, 2011, the Company expects that approximately 6 persons will be selected to participate in the Senior Executive Bonus Plan for the fiscal year ending December 31, 2011.

Administration

The Senior Executive Bonus Plan is administered by our Compensation Committee of our Board of Directors, which is comprised of three independent members. The Compensation Committee will have all discretion and authority necessary or appropriate to administer the Senior Executive Bonus Plan and to interpret the provisions of the Senior Executive Bonus Plan.

Performance Goals and General Terms of Awards

For each fiscal year, we expect that our Compensation Committee will, no later than the 90th day of the year, establish performance goals for that year, the results of which are substantially uncertain at the time that they are established, and select our officers who will participate in the Senior Executive Bonus Plan.

The payment or vesting of any cash award that is intended to qualify in the Senior Executive Bonus Plan may depend on performance goals relating to one or more of the following GAAP or non-GAAP, adjusted or otherwise redefined measures or calculations: (a) increase in share price, (b) earnings per share or book value, tangible, as adjusted or otherwise, (c) total stockholder return, (d) operating margin, (e) gross margin, (f) return on equity or book value, tangible, as adjusted or otherwise, (g) return on assets, (h) return on investment, (i) operating income, (j) net operating income, (k) pre-tax profit, (l) cash flow, (m) revenue, (n) expenses, (o) earnings before interest, taxes and depreciation, (p) economic value added, (q) market share, (r) corporate overhead costs, (s) liquidity management, (t) net interest income, (u) net interest income margin, (v) return on capital invested, (w) stockholders’ equity, (x) income (before income tax expense), (y) residual earnings after reduction for certain compensation expenses, (z) net income, (aa) profitability of an identifiable business unit or product, (bb) performance of the Company relative to a peer group of companies on any of the foregoing measures, (cc) adjusted tangible book value or return on adjusted tangible book value, as determined by the Compensation Committee or the Board in either of its discretion and (dd) those measures as set forth in clauses (a) through (cc) herein with regard to a line of business, services or products, including but not limited to, corporate finance underwriting and advisory business, institutional sales and research products and services, and private or public investment funds, partnerships or accounts. The performance goals may be applicable to the Company and/or any of its subsidiaries or individual business units and may differ from individual to individual.

In addition, the Compensation Committee shall have the authority to make appropriate adjustments in performance goal(s) to reflect the impact of extraordinary items not reflected in such goals, which may include, but is not be limited to: (1) any profit or loss attributable to a particular business line, as adjusted, acquisitions or dispositions of stock or assets and/or unrealized profits or losses, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) adjustments to compensation expense to exclude compensation expense attributable to equity-based awards, and (7) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time.

Awards are typically paid in cash, but our Compensation Committee has the discretion to pay awards in the form of equity or equity-based bonuses (whether restricted or unrestricted) under our Equity Incentive Plan.

The maximum bonus payable to any participant for any fiscal year shall not exceed $20 million. The performance goals established for any fiscal year must preclude any discretion by the Compensation Committee to increase the amount of the bonus under the Senior Executive Bonus Plan. After the end of each fiscal year, our Compensation Committee must certify whether the performance goals for that fiscal year have been attained, in whole or in part, and the bonus under the Senior Executive Bonus Plan payable to each participant for that fiscal year, if any, will be determined in accordance with that certification.

Amendment and Termination

The Board may amend or terminate the Senior Executive Bonus Plan at any time and for any reason, provided that if and to the extent required to ensure the Senior Executive Bonus Plan’s qualification under Section 162(m) of the Code, then any such amendment will be subject to stockholder approval.

Termination of Employment

In the event a participant terminates employment with us during any fiscal year for any reason, that participant may receive a reduced bonus under the Senior Executive Bonus Plan for that year, as determined by the Compensation Committee. In the event a participant dies prior to a payment under the Senior Executive Bonus Plan, the bonus may be paid to the participant’s beneficiary in the Compensation Committee’s discretion.

Certain U.S. Federal Income Tax Consequences

Section 162(m) of the Code generally disallows a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer, or any of the three other most highly compensated executive officers (other than the chief executive officer and chief financial officer) who are employed by the Company on the last day of the taxable year. The Code has an exception to the deduction limit for “qualified performance-based compensation,” if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. However, we intend to rely on an exemption from Section 162(m) of the Code for a plan adopted prior to the time a company becomes a public company. This pre-initial public offering exemption will no longer be available to us after the date of our 2011 annual meeting. Subsequent to the expiration of this pre-initial public offering plan exemption, we intend to pay cash bonuses under this plan in a manner that qualifies for a performance-based compensation exemption under Section 162(m).

Plan Benefits

Payment of any future awards will be contingent on the attainment of performance goals established for each year and for each selected participant by the Compensation Committee, and the Compensation Committee’s discretion to award each participant his or her maximum bonus award or some lesser amount (or no bonus at all). Accordingly, it is not possible to determine the benefits that will be received in the future by individuals under the Senior Executive Bonus Plan as a result of its adoption.

Required Vote and Directors’ Recommendation

Approval of the Senior Executive Bonus Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE SENIOR EXECUTIVE BONUS PLAN.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. We are submitting this appointment of independent registered public accounting firm for stockholder ratification at the Annual Meeting.

Neither applicable law nor our organizational documents require that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee believes that it is consistent with good corporate practice to allow stockholders an opportunity to express their views on this appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011, the Audit Committee will reconsider whether to continue the engagement of PricewaterhouseCoopers LLP. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may discontinue the engagement of PricewaterhouseCoopers LLP and engage different independent registered public accounting firms at any time during the year if it determines that such a change is necessary or appropriate at such time. We expect a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for the audit and other services provided to the Company for fiscal years 2010 and 2009.

Type of Fees	2010	2009
Audit Fees(1)	$799,869	$994,049
Audit-Related Fees	—	—
Tax Fees(2)	$131,850	235,500
All Other Fees	—	—

Total	$885,952	$1,229,549

(1)	Year end audit and quarterly review fees for the Company and its subsidiaries.

(2)	Consists primarily of tax compliance and planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled committee meeting. The Audit Committee pre-approved all of the audit services, audit-related services, tax services and other services provided by PricewaterhouseCoopers LLP during fiscal years 2010 and 2009.

Required Vote and Directors’ Recommendation

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” ratification of the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2011.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock (see “Security Ownership of Certain Beneficial Owners and Management” for identification of those persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such filings were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were met during 2010.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Stockholder Proposals for 2012 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2012 annual meeting of stockholders must submit their proposals to our Secretary on or before January 2, 2012, which is 120 days before the first anniversary of the date of release of this Proxy Statement. SEC rules provide that submitting a proposal does not guarantee its inclusion in such proxy materials.

In accordance with Section 2.9 of our Bylaws, for a matter not included in our proxy materials to be properly brought before the 2012 annual meeting of stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Secretary at JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111 as follows:

1.	If the 2012 annual meeting is scheduled to take place within 30 days before or after the first anniversary date of the Annual Meeting, such notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mail our proxy materials for the Annual Meeting; or

2.	If the date of the 2012 annual meeting of stockholders is changed more than 30 days from the first anniversary date of the Annual Meeting, such notice shall be delivered not less than 90 days nor more than 120 days prior to the date on which we first mail our proxy materials for 2012.

Assuming that the 2012 annual meeting of stockholders occurs within 30 days before or after the first anniversary date of the Annual Meeting, any such notice given by or on behalf of a stockholder pursuant to Section 2.9 of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 2, 2012 and no later than February 1, 2012. A stockholder’s notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by our Bylaws. For information about director nominations by our stockholders, see “Stockholder Recommendations and Nominations for Membership on our Board of Directors” above.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our principal executive officer, principal financial officer and other employees performing similar functions. A copy of this Code of Business Conduct and Ethics is available in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com.

Reporting of Concerns Regarding Accounting and Other Matters

We have adopted procedures for employees, stockholders and other interested parties to communicate concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee of the Board of Directors, and other matters to our independent directors. Such procedures are described in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com. An independent provider will initially receive and process communications, which will be forwarded to Company management, who will evaluate and forward to the Audit Committee of the Board of Directors or to our independent directors as appropriate, depending on the facts and circumstances outlined in the communication.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our Proxy Statement and Annual Report has been sent to your address.

We will promptly deliver separate copies of our Proxy Statement and Annual Report upon the oral or written request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Secretary, Janet L. Tarkoff, at JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 or by telephone at (415) 835-8900. Stockholders who share an address and receive multiple copies of our Proxy Statement and Annual Report may also request to receive a single copy by following the instructions above.

Communicating with the Board of Directors, the Lead Director or with the Non-Management Members as a Group

Stockholders or other interested parties may communicate with the Board of Directors, any committee or individual member of the Board of Directors, the Lead Director or the non-management members of the Board of Directors, by writing to: Board of Directors, JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attn: Chief Legal Officer and Secretary. All such communications are reviewed by our Chief Legal Officer and then presented to our Board of Directors, a committee or an individual member of the Board of Directors, the Lead Director or the non-management members of the Board of Directors, as applicable, at the subsequent regularly scheduled meeting of the Board of Directors.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Janet L. Tarkoff

Chief Legal Officer and Secretary

San Francisco, California

May 2, 2011

ANNEX A

JMP GROUP INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this amended and restated Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means JMP Group Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange (“NYSE”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Plan” means this 2007 Equity Incentive Plan.

(gg) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(hh) “Related Entity” means any Parent or Subsidiary of the Company.

(ii) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the

Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(jj) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(mm) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means any entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is four million (4,000,000) Shares, plus (i) any Shares the Company purchases on the open market or through any share repurchase or share exchange program initiated by the Company unless the Administrator determines otherwise, and (ii) any “units” (as defined herein) that would otherwise return to the JMP Group LLC 2004 Equity Incentive Plan (the “2004 LLC Plan”) as a result of forfeiture, termination or expiration of awards previously granted under the 2004 LLC Plan; provided, however, that such maximum aggregate number of Shares shall be reduced by the number of units subject to awards made pursuant to the 2004 LLC Plan to the extent such awards exceed an aggregate of two million nine hundred and sixty thousand (2,960,000) units. For purposes of this Section 3(a), a “unit” shall mean one (1) share of Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is four million (4,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is (i) forfeited, canceled or expires (whether voluntarily or involuntarily) or (ii) is settled in cash shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. SARs settled in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the net number of actual Shares issued to the Grantee upon exercise or settlement of the SAR.] Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of the NYSE (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.]

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria, if any. The performance criteria, if any, established by the Administrator may be based on any one of, or combination of, the following, which may be based on GAAP, non-GAAP, adjusted or otherwise defined measures or calculations as determined by the Administrator: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) book value, tangible, adjusted or otherwise, (vii) return on equity tangible, adjusted or otherwise , (viii) return on assets, (ix) return on investment, (x) return on book value, tangible, adjusted or otherwise, (xi) operating income, (xii) net operating income, (xiii) pre-tax profit, (xiv) cash flow, (xv) revenue, (xvi) expenses, (xvii) earnings before interest, taxes and depreciation, (xviii) economic value added, (xix) market share, (xx) corporate overhead costs, (xxi) liquidity management, (xxii) net interest income, (xxiii) net interest income margin, (xxiv) return on capital invested, (xxv) stockholders’ equity, (xxvi) income (before income tax expense), (xxvii) residual earnings after reduction for certain compensation expenses, (xxviii) net income, (xxix) profitability of an identifiable business unit or product, (xxx) performance of the Company relative to a peer group of companies on any of the foregoing measures and (xxix) those measures as set forth in clauses (i) through (xxx) herein with regard to a line of business, services or products, including but not limited to, corporate finance underwriting and advisory business, institutional sales and research products and services, and private or public investment funds, partnerships or accounts. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the Administrator shall have the authority to make appropriate adjustments in performance criteria to reflect the impact of extraordinary items not reflected in such criteria. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss, as adjusted attributable to a particular business line, acquisitions or dispositions of stock or assets, and/or unrealized profits or losses, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the criterion is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) adjustments to compensation expense attributable to equity-based awards, and (7) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be four million (4,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, for awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be four million (4,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date. Following the Registration Date, the Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

ANNEX B

JMP GROUP INC.

AMENDED AND RESTATED

SENIOR EXECUTIVE BONUS PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1 Purpose. JMP Group Inc. hereby amends and restates the JMP Group Inc. 2007 Senior Executive Bonus Plan (the “Plan”). The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to their individual performance and the performance of the Company and its individual business units.

1.2 Effective Date. The Plan shall be effective upon its adoption by the Board, subject to approval by the stockholders of the Company.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. The Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2 “Base Salary” means as to any Plan Year, 100% of the Participant’s annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.3 “Beneficiary” shall mean the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant’s death in accordance with Section 4.5 of the Plan. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Company during the Participant’s lifetime on the Beneficiary Designation form provided by the Company. The submission of a new Beneficiary Designation form shall cancel all prior Beneficiary Designations.

2.4 “Board” means the Company’s Board of Directors.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.6 “Committee” means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Following the date that the exemption for the Plan under 162(m) of the Code expires, as set forth in Section 6.6 below, each member of the Committee shall qualify as an “outside director” under Code Section 162(m).

2.7 “Company” means JMP Group Inc., a Delaware corporation.

2.8 “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under parts iv and v whether multiple transactions are related, and its determination shall be final, binding and conclusive:

i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company;

iii. the complete liquidation or dissolution of the Company;

iv. any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Company common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

v. acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.9 “Determination Date” means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.10 “Maximum Award” means as to any Participant for any Plan Year, twenty million ($20,000,000) dollars. The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

2.11 “Participant” means as to any Plan Year, an officer of the Company who has been selected by the Committee for participation in the Plan for that Plan Year.

2.12 “Payout Formula” means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.13 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures each of which shall be determined by the Committee in its discretion and may be based on GAAP or non-GAAP, adjusted or otherwise defined measures or calculations as determined by the Committee in its or their sole discretion: (a) increase in share price, (b) earnings per share, (c) total stockholder return, (d) operating margin, (e) gross margin, (f) book value, tangible, as adjusted or otherwise; (g) return on equity, tangible, as adjusted or otherwise, (h) return on assets, (i) return on investment, (j) return on book value, tangible, as adjusted or otherwise; (k) operating income, (l) net operating income, (m) pre-tax profit, (n) cash flow, (o) revenue, (p) expenses, (q) earnings before interest, taxes and depreciation, (r) economic value added, (s) market share, (t) corporate overhead costs, (u) liquidity management, (v) net interest income, (w) net interest income margin, (x) return on capital invested, (y) stockholders’ equity, (z) income (before income tax expense), (aa) residual earnings after reduction for certain compensation expenses, (bb) net income, (cc) profitability of an identifiable business unit or product, (dd) performance of the Company relative to a peer group of companies on any of the foregoing measures and (ee) those measures as set forth in clauses (a) through (ee) herein with regard to a line of business, services or products, including but not limited to, corporate finance underwriting and advisory business, institutional sales and research products and services, and private or public investment funds, partnerships or accounts. The Performance Goals may be applicable to the Company and/or any of its subsidiaries or individual business units and may differ from Participant to Participant. In addition, the Committee shall have the authority to make appropriate adjustments in Performance Goal(s) to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as : (1) any profit or loss, as adjusted attributable to a particular business line, , acquisitions or dispositions of stock or assets and/or unrealized profits or losses, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) adjustments to compensation expense to exclude compensation expense attributable to equity-based awards, and (7) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time.

2.14 “Plan Year” means the fiscal year of the Company beginning in 2007 and each succeeding fiscal year of the Company.

2.15 “Target Award” means the target award payable under the Plan to a Participant for the Plan Year, expressed as an amount, as determined by the Committee in accordance with Section 3.3.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to be named executive officers under rules and regulations promulgated by the Securities and Exchange Commission and/or covered employees under Section 162(m) of the Code or have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

3.2 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award or Awards for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant’s Actual Award under the Plan may exceed the Maximum Award.

3.5 Determination of Actual Awards. After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Target Award or Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Year is paid, the Committee shall have the right to terminate any Actual Award, or reduce it proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence). Notwithstanding anything in the Plan to the contrary, once Performance Goals are achieved, the Committee may not have the discretion to increase the amount payable hereunder.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made within two and one-half months after the Committee determines the amount of the Actual Award (if any) under Section 3.5.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum provided, however, that any compensation plan or program that provides for the deferral of any amounts thereof shall supersede the foregoing and apply to such Actual Award. Further, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of an equity or equity-based bonus (whether restricted or unrestricted) granted under the Company’s 2007 Equity Incentive Plan or successor equity compensation plan. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, “fair market value” shall be defined as provided in the Company’s 2007 Equity Incentive Plan or successor equity compensation plan.

4.4 Other Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

4.5 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a Plan Year, the Actual Award shall be paid to the Participant’s Beneficiary. In addition, if a Participant dies prior to the completion of a Plan Year, Committee may determine that the Performance Goal for such Plan Year will be deemed achieved and a Participant’s Target Award shall be paid to the Participant’s Beneficiary; provided, however, the Committee, in its sole discretion, may eliminate or reduce the Target Award payable to any Participant’s Beneficiary below that which otherwise would be payable. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to distribution of the Participant’s benefits, then the Committee shall direct the distribution of such benefits to the Participant’s estate.

4.6 Payment in the Event of a Corporate Transaction. In the event of a Corporate Transaction, the Performance Goal for the Plan Year in which such Corporate Transaction takes place shall be deemed achieved as of the date immediately prior to the effective date of such Corporate Transaction and a Participant’s Target Bonus shall be paid on the effective date of such Corporate Transaction; provided, however, the Committee, in its sole discretion, may eliminate or reduce the Target Award payable to any Participant below that which otherwise would be payable.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.

SECTION 6

GENERAL PROVISION

6.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time during a Plan Year, to terminate any individual’s employment without cause and without regard to the effect such termination might have upon the Participant’s receipt of an Actual Award under the Plan.

6.3 No Individual Liability. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

6.4 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York.

6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

6.6 Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Company’s initial public offering. Following the Company’s initial public offering, the Plan, and all Actual Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (iv) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the Determination Date that the exemption described above is no longer available with respect to such Target Award, such Target Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

SECTION 7

AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

JMP GROUP INC.

VOTE BY INTERNET—www.proxyvote.com

You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by JMP Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JMP Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JMP GROUP INC.

The Board of Directors recommends that you vote “FOR ALL” of the nominees:

1. Election of Directors – Nominees:		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
(01) Joseph A. Jolson	(06) Kenneth M. Karmin
(02) Craig R. Johnson	(07) H. Mark Lunenburg	☐	☐	☐
(03) Mark L. Lehmann	(08) David M. DiPietro
(04) Carter D. Mack	(09) Jonathan M. Orszag
(05) Glenn H. Tongue

The Board of Directors recommends you vote “FOR” the following proposal:		FOR	AGAINST	ABSTAIN
2. An advisory vote on executive compensation.		☐	☐	☐
The Board of Directors recommends you vote for 1 YEAR on the following proposal:	1 YEAR	2 YEAR	3 YEAR	ABSTAIN
3: An advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐
The Board of Directors recommends you vote “FOR” the following proposal(s):		FOR	AGAINST	ABSTAIN
4. Approval of the JMP Group Inc. Equity Incentive Plan, as amended and restated.		☐	☐	☐
5. Approval of the JMP Group Inc. Senior Executive Bonus Plan
6. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 2, 4, 5 and 6, “FOR ALL” of the nominees listed in Proposal 1 and for a 1 YEAR frequency in Proposal 3.

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person. PLEASE FILL OUT THE PRINTED NAME BOX TO ENSURE YOUR VOTE IS RECORDED PROPERLY.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10K Wrap is/are available at www.proxyvote.com.

PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS OF

JMP GROUP INC.

600 Montgomery Street, Suite 1100

San Francisco, California 94111

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Joseph A. Jolson, Raymond S. Jackson and Janet L. Tarkoff, and each of them individually, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of JMP Group Inc. (the “Company”), which the undersigned is entitled to vote at the 2011 annual meeting of stockholders of the Company, or any adjournment or postponement of the meeting, to be held on June 6, 2011 at 11:00 a.m. Pacific Time, at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors for the nominees listed on the reverse side and for the other proposals listed on the reverse side and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 19, 2011 as the record date for the determination of the stockholders entitled to notice of and to vote at this 2011 annual meeting of stockholders.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE

(continued and to be signed on the reverse side)